UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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SALEM MEDIA GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4880 Santa Rosa Road

Camarillo, CA 93012

(805) 987-0400

March 29, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Salem Media Group, Inc. (“Salem” or the “Company”). The Annual Meeting is scheduled to be held on Wednesday, May 9, 2018, at Salem’s corporate offices, which are located at 4880 Santa Rosa Road, Camarillo, California, at 9:30 a.m. P.D.T. As described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, the agenda for the Annual Meeting includes:

1.	The election of the nine (9) nominees named in the accompanying Proxy Statement to the Board of Directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.	Proposal to ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm.

3.	To transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors recommends that you vote FOR the election of the slate of Director nominees and FOR the proposal to ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm. Please refer to the Proxy Statement for detailed information on the above proposals. Directors and executive officers of Salem will be present at the Annual Meeting to respond to questions that our stockholders may have regarding the business to be transacted.

As we have done in prior years, we are using the U.S. Securities and Exchange Commission rule that permits companies to furnish their proxy materials over the Internet. Unless you have opted out of receiving Notices, instead of mailing you a paper copy of the proxy materials, we will be mailing to you a Notice containing instructions on how to access our proxy materials over the Internet. Therefore, a proxy card was not sent to you and you may vote only via telephone or online if you do not attend the Annual Meeting.

We urge you to vote your proxy as soon as possible. Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares online, by telephone or, if you have chosen to receive paper copies of the proxy materials by mail, by signing, dating and returning the enclosed proxy card promptly in the accompanying postage prepaid envelope. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card. The approximate date on which this Proxy Statement and the enclosed proxy card and Notice are first being sent or made available to stockholders is March 29, 2018. On behalf of the Board of Directors and all of the employees of Salem, we wish to thank you for your support.

Sincerely yours,

STUART W. EPPERSON Chairman of the Board

EDWARD G. ATSINGER III Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on

May 9, 2018: Our Proxy Statement for the 2018 Annual Meeting of Stockholders and Annual Report on Form 10-K for

the year ended December 31, 2017 are available at www.proxyvote.com.

If you have any questions concerning the Proxy Statement or the accompanying proxy card, or if you need any help in voting your shares, please telephone Christopher J. Henderson of Salem at (805) 987-0400.

PLEASE VOTE YOUR SHARES

ONLINE, BY TELEPHONE OR BY

SIGNING, DATING AND RETURNING

THE ENCLOSED PROXY CARD TODAY.

4880 Santa Rosa Road

Camarillo, CA 93012

(805) 987-0400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 9, 2018

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Salem Media Group, Inc. (“Salem” or the “Company”) will be held on Wednesday, May 9, 2018 at 9:30 a.m. P.D.T. at Salem’s corporate offices located at 4880 Santa Rosa Road, Camarillo, California, subject to adjournment or postponement by the Board of Directors, for the following purposes:

1.	The election of the nine (9) nominees named in the accompanying Proxy Statement to the Board of Directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.	Proposal to ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm.

3.	To transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.

Only holders of record of Salem’s Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share, on March 14, 2018, the record date of the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A list of stockholders will be available for examination by any stockholder at the time and place of the Annual Meeting.

Holders of a majority of the voting power of the outstanding shares of the Class A common stock and of the Class B common stock must be present in person or represented by proxy in order to constitute a quorum for the transaction of business at the Annual Meeting. Therefore, we urge you to review the accompanying proxy card and either vote by (a) Internet or by telephone as instructed in this Proxy Statement, or (b) if you have opted out of receiving a notice containing instructions on how to access our proxy materials over the Internet (the “Notice”) and have thus received a paper copy of the proxy materials, by signing, dating and returning your completed proxy in the enclosed postage prepaid envelope whether or not you expect to attend the Annual Meeting in person. If you received only the Notice, a proxy card was not sent to you, and you may vote only via the Internet if you do not attend the Annual Meeting, or you may request that a proxy card be mailed to you. If you attend the Annual Meeting and wish to vote your shares personally, you may do so by validly revoking your proxy as described below.

Prior to the voting thereof, a proxy may be revoked by the person executing such proxy by: (i) filing with the Secretary of Salem either a duly executed written notice dated subsequent to the proxy revoking it or a duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person.

By order of the Board of Directors,

CHRISTOPHER J. HENDERSON
Secretary

Camarillo, California

March 29, 2018

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to

Be Held on May 9, 2018: Our Proxy Statement for the 2018 Annual Meeting of Stockholders and Annual

Report on Form 10-K for the year ended December 31, 2017 are available at

www.proxyvote.com

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE VOTE ONLINE, BY TELEPHONE OR BY

SIGNING AND DATING THE ENCLOSED PROXY CARD AND MAILING IT PROMPTLY

IN THE ENCLOSED RETURN ENVELOPE.

SALEM MEDIA GROUP, INC.

4880 Santa Rosa Road

Camarillo, CA 93012

(805) 987-0400

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 9, 2018

INTRODUCTION

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of Salem Media Group, Inc., a Delaware corporation (“Salem” or the “Company”), of proxies for use at the 2018 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) scheduled to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

INFORMATION REGARDING VOTING AT THE ANNUAL MEETING

General

At the Annual Meeting, our stockholders are being asked to consider and to vote upon the following proposals:

Proposal 1	The election of the nine (9) nominees named in this Proxy Statement to serve until the annual meeting of stockholders to be held in 2018 or until their respective successors are duly elected and qualified.

For information regarding this proposal, see the section of this Proxy Statement entitled “PROPOSAL 1—ELECTION OF DIRECTORS.”

Proposal 2	Proposal to ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm.

For information regarding this proposal, see the section of this Proxy Statement entitled “PROPOSAL 2—PROPOSAL TO RATIFY THE APPOINTMENT OF CROWE HORWATH LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

Shares represented by properly executed proxies received by us will be voted at the Annual Meeting in the manner specified therein or, if no instructions are marked on the enclosed proxy card, in accordance with the recommendation of the Board of Directors on all matters presented in this Proxy Statement. Although management does not know of any matter other than the proposals described above to be acted upon at the Annual Meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the accompanying proxy card in accordance with their respective best judgment in respect of any other matters that may properly be presented for a vote at the Annual Meeting.

Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by: (a) filing with the Secretary of Salem either a duly executed written notice dated subsequent the proxy revoking it or a duly executed proxy bearing a later date, or (b) attending the Annual Meeting and voting in person.

The mailing address of the principal executive offices of the Company is 4880 Santa Rosa Road, Camarillo, California 93012, and its telephone number is (805) 987-0400.

Record Date, Quorum and Voting

Only stockholders of record on March 14, 2018 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. There were outstanding on the Record Date 20,615,426 shares of Class A common stock, par value $0.01 per share (“Class A common stock”), and 5,553,696 shares of Class B common stock, par value $0.01 per share (“Class B common stock”) (the Class A common stock and the Class B common stock are collectively referred to as the “common stock”). Each share of outstanding Class A common stock is entitled to one (1) vote on each matter to be voted on at the Annual Meeting and each share of outstanding Class B common stock is entitled to ten (10) votes on each matter to be voted on at the Annual Meeting, except that, as provided in our Amended and Restated Certificate of Incorporation, the holders of Class A common stock shall be entitled to vote as a class, exclusive of the holders of the Class B common stock, to elect two (2) “Independent Directors.” The two (2) Independent Directors shall be elected by a majority of the votes of the shares of Class A common stock present in person or represented by proxy and entitled to vote on the election of the Independent Directors; the remaining seven (7) Directors will be elected by a majority of the votes of the shares of Class A common stock and Class B common stock present in person or represented by proxy and entitled to vote on the election of Directors. For information regarding the election of Directors, see the section of this Proxy Statement entitled “PROPOSAL 1—ELECTION OF DIRECTORS.”

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The presence in person or representation by proxy of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. If there are not sufficient shares for a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Only votes cast in person at the Annual Meeting or received by proxy before the beginning of the Annual Meeting will be counted. Giving us your proxy means you authorize the proxy holders to vote your shares at the Annual Meeting in the manner you direct. If your shares are held in your name, you can vote by proxy in three (3) convenient ways as follows:

•	On-Line Voting: Go to http://www.proxyvote.com and follow the instructions

•	By Telephone: Call toll-free 1-800-690-6903 and follow the instructions

•	By Mail: Complete, sign, date and return your proxy card in the enclosed envelope

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. on May 8, 2018.

Under Delaware law and our Amended and Restated Certificate of Incorporation and Bylaws, abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. With regard to Proposal 1, votes may be cast in favor of or against any particular Director nominee. With regard to Proposal 2, votes may be cast in favor of or against the proposal. Proposal 1, Proposal 2 and any other stockholder proposals that properly come before the Annual Meeting require, in general, the affirmative vote of a majority of the voting power of the shares of Class A common stock and Class B common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. For Proposal 1 and Proposal 2, abstentions will be counted in tabulations of the votes cast on a proposal and will have the same effect as a vote against the proposal, whereas broker non-votes will not be counted for purposes of determining whether the proposal has been approved. If you hold shares of our common stock through a broker, bank or other nominee, then you hold shares in street name. Thus, you must instruct the broker, bank or other nominee as to how to vote your shares. If you do not provide these instructions, the firm that holds your shares will have discretionary authority to vote your shares with respect to “routine” matters.  Proposal 1 and Proposal 2 are not considered “routine” matters; thus, your broker will not have discretionary authority to vote your shares in connection with Proposal 1 or Proposal 2 if you do not provide it with instructions.

Electronic Access to Proxy Materials

Pursuant to applicable United States Securities and Exchange Commission (“SEC”) rules, we are making this Proxy Statement and its Annual Report on Form 10-K, as amended, available to its stockholders electronically via the Internet at www.proxyvote.com. On or about March 29, 2018, we will mail to stockholders a Notice containing instructions on how to access this Proxy Statement along with our Annual Report on Form 10-K as well as instructions on how to vote online. The Notice also instructs you on how you may submit your proxy vote securely over the Internet or by telephone. If you received a Notice, you will not automatically receive a printed copy of the Proxy Statement and Annual Report. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials as set forth in the Notice.

Solicitation

The cost of preparing, assembling and sending the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card will be paid by us. Following the delivery of this Proxy Statement, Directors, Officers and other employees may solicit proxies by mail, telephone, facsimile or other electronic means, or by personal interview. These persons will receive no additional compensation for their services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Class A common stock of record will be requested to forward proxy soliciting material to the beneficial owners of the shares and will be reimbursed by us for their reasonable charges and expenses in connection therewith.

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Householding

With regard to the delivery of Annual Reports and Proxy Statements, under certain circumstances the SEC permits a single set of these documents or, where applicable, one Notice, to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder, however, still receives a separate proxy card. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces delivery and printing costs as well. A number of banks, brokers and other firms have instituted householding and have previously sent a notice to that effect to certain of our stockholders whose shares are registered in the name of the bank, broker or other firm. As a result, unless the stockholders receiving the notice gave contrary instructions, only one Annual Report and/or Proxy Statement, as applicable, will be delivered to an address at which two (2) or more stockholders reside. If any stockholder residing at the address wishes to receive a separate Annual Report or Proxy Statement for the Annual Meeting or for future stockholder meetings, the stockholder should telephone toll-free 1-800-579-1639, or write to Salem Media Group, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. A separate set of proxy materials relating to the Annual Meeting will be sent promptly following receipt of your request. In addition, if any stockholder who previously consented to householding desires to receive a separate copy of a Proxy Statement or Annual Report, as applicable, for each stockholder at his or her same address, the stockholder should contact his or her bank, broker or other firm in whose name the shares are registered or contact us at the address or telephone number listed on page 1 of this Proxy Statement. Similarly, a stockholder may use any of these methods if the stockholder is receiving multiple copies of a Proxy Statement or Annual Report and would prefer to receive a single copy in the future.

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THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors

Our Board of Directors presently consists of nine (9) members (each, a “Director”). The following table sets forth certain information as of March 29, 2018, except where otherwise indicated, with respect to our Directors. Each of our Directors serves a one (1) year term and all Directors are subject to re-election at each annual meeting of stockholders.

Name of Director	Age	First Became Company Director	Position(s) Held with the Company
Stuart W. Epperson	81	1986	Chairman of the Board
Edward G. Atsinger III	78	1986	Chief Executive Officer and Director
Roland S. Hinz	79	1997	Director
Richard A. Riddle	73	1997	Director
Jonathan Venverloh	46	2011	Director
James Keet Lewis	64	2014	Director
Eric H. Halvorson	68	2015	Director
Edward C. Atsinger	43	2016	Director
Stuart W. Epperson Jr.	47	2016	Director

Board Composition

As a national media presence with integrated operations including radio broadcasting, digital media, and publishing emphasizing Christian values, family themed content and conservative news, our business involves an operational structure that operates on a broad scale and encompasses research, technical developments, and marketing functions in a context characterized by rapidly evolving technologies, exposure to business cycles, and significant competition. Our Nominating and Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience, and background sought of Board members in the context of our business and the then-current membership on the Board. This assessment of Board skills, experience, and background includes numerous diverse factors, such as an understanding of and experience in radio and new media, an understanding of our audience and the ministries that serve it, and finance, marketing and advertising experience. The priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board with regard to these factors may change from time to time to take into account changes in our business and other trends, as well as the portfolio of skills and experience of current and prospective Board members. The Nominating and Corporate Governance Committee and the Board will review and assess the continued relevance of and emphasis on these factors as part of the Board’s annual self-assessment process and in connection with candidate searches to determine if they are effective in helping to satisfy the Board’s goal of creating and sustaining a Board that can appropriately support and oversee our activities.

We believe that it is important for our Board members to have diverse backgrounds, skills and experiences and seek this diversity in nominating Director candidates. One goal of this diversity of backgrounds, skills and experience is to assist the Board in its oversight concerning our business and operations. We consider the key skills, qualifications and experience listed below as important for our Directors to collectively have in light of our current business and structure. The Directors’ biographies provided later in this Proxy Statement note each Director’s relevant skills, qualifications and experience. As part of an annual effectiveness review, the Board evaluates its composition to ensure that the Board as a whole sufficiently represents a diverse set of relevant backgrounds, skills and experience.

•	Senior Executive Leadership Experience. Directors who have served in senior executive leadership positions are important to us, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. The insights and guidance of these Directors, particularly those Directors who have experience at businesses or organizations that have operated on a global scale, faced significant competition, and/or involved technology or other rapidly evolving business models enhance our Board’s ability to assess and respond to situations faced by the Company.

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•	Public Company Board Experience. Directors who have served on other public company boards can offer insights with regard to the dynamics and operation of a board of directors, corporate governance matters (including experience with respect to the relationship of a board of directors to the CEO and other management personnel), the importance of particular public company agenda and management matters and oversight of a changing mix of strategic, operational, and compliance-related matters.

•	Business Development Experience. Directors who have a background in business development can provide insight into developing and implementing strategies for growing our business through acquisitions.

•	Accounting and Financial Reporting Experience. Knowledge of accounting and financial reporting processes, as well as the financial markets, financing and funding operations, is important because it assists our Directors in understanding and overseeing our financial reporting, internal controls, capital structure, financing and investing activities.

•	Relevant Experience with our Audiences and Programmers. Directors who have relevant experience with the Christian and family-themed audience and the conservative news talk audience can provide insight and expertise in assisting the Board’s implementation of Company strategies for growing our business by providing an engaging experience with our radio stations, Internet sites and other services. Directors with experience and knowledge of the business of our programmers and content providers can also assist the Board with analyzing, reviewing and approving mutually beneficial and significant relationships between these content providers and the Company.

•	Legal Expertise. Directors who have legal education and experience can assist the Board in fulfilling its responsibilities related to the oversight of our legal and regulatory compliance and engagement with regulatory authorities.

•	Radio Experience. Knowledge of the radio industry and the challenges and opportunities of radio broadcasting companies is vitally important because it enables our Directors to understand and oversee many aspects of our operations, goals and strategies.

•	New Media Experience. As the radio industry is faced with challenges and opportunities created by the emergence of “new media”, the Board benefits from including Directors who have relevant experience with these new and emerging means of distributing programming and enhancing our audience’s ability to access information provided by us via different media outlets.

Set forth below is certain information concerning the principal occupation and business experience of each of the Directors during the past five (5) years and other relevant experience.

Stuart W. Epperson

Mr. Epperson has been our Chairman of the Board since our inception. He is also a Director of Salem Communications Holding Corporation, a wholly-owned subsidiary of ours. Mr. Epperson has been engaged in the ownership and operation of radio stations since 1961 and currently serves as a Director and President of Roanoke-Vinton Radio Incorporated; as President of Sonsinger Management, Inc.; as a Partner of Sonsinger Properties, Sonsinger Broadcasting Company of Houston, L.P. and Salem Broadcasting Company; and as a member of East Bay Broadcasting, LLC. Mr. Epperson has been a member of the board of directors of the National Religious Broadcasters for a number of years and was re-elected to a three (3) year term on that board in February 2016. Mr. Epperson is married to Nancy A. Epperson, who is Mr. Atsinger’s sister. Additionally, Mr. Epperson is the father of Stuart W. Epperson Jr. (Director) and uncle of Edward C. Atsinger (Director).

As one of our co-founders, Mr. Epperson provides the Board with extensive and valuable radio and senior executive leadership experience, business development experience and insight into our background and vision. His past political experience as well as his continuing operation of radio stations for related businesses provide the Board with valuable relevant experience with the needs and goals of our audience and our programmers and enable Mr. Epperson to contribute to the Board by assessing the many and varied strategic opportunities presented to us.

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Edward G. Atsinger III

Mr. Atsinger has been our Chief Executive Officer, a Director and a director of each of our subsidiaries since their inception. He was President of Salem from its inception through June 2007. He has been engaged in the ownership and operation of radio stations since 1969 and currently serves as a Partner of Salem Broadcasting Company, Sonsinger Properties, Sonsinger Broadcasting Company of Houston, L.P.; as a member of East Bay Broadcasting, LLC, Atsinger Aviation, LLC, Sun Air Jets, LLC, Allyson Aviation, LLC, Greenbelt Property Management; and as President of Sonsinger Management, Inc. Mr. Atsinger has been a member of the board of directors of the National Religious Broadcasters for a number of years and was re-elected to a three (3) year term on that board in February 2016. He was also a member of the National Association of Broadcasters Radio Board from 2008 through 2014. Mr. Atsinger has been a member of the Board of Directors of Oaks Christian School in Westlake Village, California since 1999. Mr. Atsinger is the brother-in-law of Mr. Epperson. Additionally, Mr. Atsinger is the father of Edward C. Atsinger (Director) and uncle of Stuart W. Epperson Jr. (Director).

As one of our co-founders, Mr. Atsinger provides the Board with extensive and valuable radio and senior executive leadership experience, business development experience and insight into our background and vision. His longstanding association with and service on many broadcasting-related boards of directors over the years also provides valuable radio and new media experience as well as an understanding of the broader needs and challenges facing our industry.

Roland S. Hinz

Mr. Hinz has been a Director since September, 1997. Mr. Hinz has been the owner, President and Editor-in-Chief of Hi-Torque Publishing Company, a publisher of seven (7) monthly magazines covering the motorcycling and bicycling industries, since 1982. Mr. Hinz is also the managing member of Hi-Favor Broadcasting, LLC, the licensee of radio stations KLTX-AM, Long Beach, California, and KEZY-AM, San Bernardino, California (which were acquired from us in August 2000 and December 2001, respectively), and radio station KSDO-AM, San Diego, California. These radio stations are programmed in a Spanish language format. Mr. Hinz currently serves on the board of directors of the Association for Community Education, Inc., a not-for-profit corporation that owns the Radio Nueva Vida radio network and operates 25 Spanish language stations. Mr. Hinz previously served on the board of directors of Truth for Life, a non-profit organization that is one of our customers, from 2000 through September 2010.

Mr. Hinz’s qualifications to serve on the Board include his extensive business experience, skill and acumen reflected in his senior executive management experience as President and Editor-in-Chief of a magazine publishing company and licensee of several Spanish language radio broadcasting stations. He has also served as a board member for several not-for-profit organizations, enabling him to bring valuable cross-board experience as well as relevant experience with our audience and programmers.

Richard A. Riddle

Mr. Riddle has been a Director since September 1997. Mr. Riddle is an independent businessman specializing in providing financial assistance and consulting to individuals and manufacturing companies. He was President and majority stockholder of I.L. Walker Company from 1988 to 1997 when that company was sold. He also was Chief Operating Officer and a major stockholder of Richter Manufacturing Corp. from 1970 to 1987. In October 2010, Mr. Riddle joined the board of directors of Truth for Life, a non-profit organization that is our customer. Additionally, in 2010, Mr. Riddle joined the board of directors of Know the Truth, a non-profit organization that is also one of our customers.

Having an extensive career in financial matters, Mr. Riddle brings to the Board significant financial experience enabling him to assess and provide oversight concerning business and financial matters addressed by us.

Jonathan Venverloh

Mr. Venverloh has been a Director since September 2011. Mr. Venverloh has worked in digital media and advertising since 1994, including more than fifteen (15) years at Google and stints at a major news website and global advertising agencies. Mr. Venverloh currently serves as Director of Operations within Google Shopping, and from 2000-2010 he served as Google’s Head of Distribution Partnerships and launched Google’s Enterprise Division. From 1997 to 1999, Mr. Venverloh led Weather.com’s sales efforts for the West Coast. From 1994 to 1996 he worked at global ad agencies Saatchi & Saatchi and DDB Needham. Mr. Venverloh has also served as an advisor to digital media startups and served on the boards of directors of several non-profits. He earned a Bachelor of Arts in Advertising from Southern Methodist University and a Master’s Degree in Management from the Stanford Graduate School of Business.

Mr. Venverloh brings to the Board valuable senior executive leadership experience and extensive digital media and advertising expertise. With senior management experience at a large public Internet company as well as service as an advisor to smaller digital media startups, Mr. Venverloh is well positioned to advise the Board on a wide cross-section of new media matters.

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James Keet Lewis

Mr. Lewis has been a Director since May 2014. Mr. Lewis is co-owner of Lewis Group International, which has since 1990 been involved in several new product introductions in the health and wellness industry. Most recently, Mr. Lewis has focused a significant amount of his consulting time on international energy projects. Mr. Lewis has served on various political, ministry and charity boards, including the Christian Film and Television Commission, The Criswell College, Heritage Alliance, Heritage Alliance PAC, Texas Life Connections, Goodwill of Dallas, The Heidi Group, World Link Ministries, Hope for the Heart Ministries and The Caring Peoples Network. Mr. Lewis previously served as a trustee of Houston Christian Broadcasting, Inc., which operates eighteen (18) non-commercial Christian radio stations, including its flagship station KHCB, in Houston, Texas. He currently serves on the board of Bott Radio Network, First Liberty, Council for Life and is the co-managing member of GST Advisors LLC. Additionally, since 2016, Mr. Lewis has served on the Board of Know the Truth, a non-profit organization that is one of our customers. Mr. Lewis received his B.B.A. in 1977 from the University of Texas.

Mr. Lewis brings to the Board valuable leadership experience and relevant experience with our audience and programmers by virtue of his board service on several political, charitable and ministry organizations.

Eric H. Halvorson

Mr. Halvorson has been Dean of Trinity Law School since 2016. Additionally, Mr. Halvorson has been an attorney at the Law Office of Eric H. Halvorson since 2010 and focuses his practice on business law and estate planning. Mr. Halvorson is also of counsel to Stowell, Zeilenga, Ruth, Vaughn, and Treiger LLP, a boutique business law firm in Westlake Village. Mr. Halvorson was an Adjunct Professor at the Pepperdine University School of Law for the 2006-2007, 2009-2010, 2010-2011, and 2013-2014 academic years. He was an Executive in Residence at Pepperdine University Seaver College of Letters, Arts and Sciences from 2000-2003 and from 2005-2007. Mr. Halvorson was our President and Chief Operating Officer from 2007-2008, our Chief Operating Officer from 1996-2000 and our Executive Vice President from 1991-2000. From 1991-1999 and 1985-1988, Mr. Halvorson also served as our General Counsel. Mr. Halvorson was the managing partner of the law firm of Godfrey & Kahn, S.C.-Green Bay from 1988 until 1991. From 1985 to 1988, he was our Vice President and General Counsel. From 1976 until 1985, he was an associate and then a partner of Godfrey & Kahn, S.C.-Milwaukee. Mr. Halvorson was a Certified Public Accountant with Arthur Andersen & Co. from 1971 to 1973. Mr. Halvorson was previously a member of the board of directors of Intuitive Surgical, Inc. from 2003-2016 and Pharmacyclics, Inc. from 2011-2015. Mr. Halvorson is currently a member of the board of directors of Friends of Spanish Hills, LLC and Spanish Hills Country Club. Mr. Halvorson was previously our Director from 1988-2008.

Mr. Halvorson brings valuable legal and financial expertise and extensive historical knowledge of the Company to the Board. He has also served as a board member for several for-profit companies which enables him to bring relevant cross-board experience to us.

Edward C. Atsinger

Edward C. “Ted” Atsinger is co-founder, Chief Operating Officer, and in the first quarter of 2017 became an equity owner of Greytek, LLC, a counterintelligence and security services company focusing on the Defense and Industrial Security sectors. A veteran of multiple combat deployments, Mr. Atsinger dedicated himself to serving the interests of national security after the terrorist attacks of September 11, 2001, serving with distinction as a professional Counterintelligence Officer assigned to and supporting the United States Intelligence and Special Operations communities. Prior to his national security career, Mr. Atsinger worked as a Senior Producer in Salem’s National News and Public Affairs Department. Mr. Atsinger holds a BA/MA (Oxon) in Philosophy and Theology from Oxford University, England. He has been a member of the Board of Directors of Rockbridge Academy, a classical Christian school in Millersville, Maryland since 2010. Mr. Atsinger is the son of Edward G. Atsinger III. Additionally, he is the nephew of Mr. Epperson and cousin of Stuart W. Epperson Jr.

Mr. Atsinger brings valuable senior executive leadership experience and business development experience to us.

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Stuart W. Epperson Jr.

Stuart W. Epperson Jr. has been the Founder, President and CEO of Truth Broadcasting Corporation since its inception in 1998. Truth Broadcasting Corporation, which is one of our customers, operates 21 signals in seven markets including Raleigh, Greensboro, Charlotte, Richmond, Salt Lake City, Des Moines and Myrtle Beach/Coastal Carolina in the following formats: Christian Talk (primary), Urban Gospel, Southern Gospel and Spanish. From 1995-1998 Mr. Epperson Jr. was a Senior Account Executive at Clear Channel Communications and from 1993-1995 was an Account Executive at Multimedia Radio, Inc. Mr. Epperson Jr. earned his B.A. in Communications from The Master’s College in 1992 and Master of Science, Broadcast Management from Bob Jones University in 1994. Mr. Epperson Jr. is the author of “Last Words of Jesus” published by Worthy Press Publ. in 2015 and “First Words of Jesus” published by the same publisher in 2016. Additionally, Mr. Epperson Jr. currently sits on the board of directors for the National Religious Broadcasters, Persecution Project Foundation, Piedmont International University, Chesapeake-Portsmouth Broadcasting Corporation and Delmarva Educational Association. Mr. Epperson Jr. is the son of Stuart W. Epperson, the nephew of Mr. Edward G. Atsinger III and cousin of Edward C. Atsinger.

Mr. Epperson Jr. brings valuable radio and senior executive leadership experience to us. In addition, Mr. Epperson Jr.’s operation of radio stations in similar formats to ours enables him to bring relevant experience related to our audiences and programmers.

Director Independence and Executive Sessions

Our Board of Directors evaluated the independence of each of our Directors pursuant to the listing standards of the NASDAQ Stock Market (“NASDAQ Rules”). During this review, which included a review of the transactions and relationships described in the section of this Proxy Statement entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” below, the Board of Directors considered various transactions and relationships among Directors (and their affiliates or family members), members of our senior management, affiliates and subsidiaries of ours and certain other parties that occurred during the past three (3) fiscal years. This review was conducted to determine whether, under the NASDAQ Rules, these relationships or transactions would affect the Board of Directors’ determination as to each director’s independence.

Upon conclusion of this review, the Board of Directors determined that, of the Directors nominated for election at the Annual Meeting, a majority of the Board (consisting of Messrs. Hinz, Riddle, Venverloh, Lewis and Halvorson) is independent under the NASDAQ Rules.

The NASDAQ Rules also require that independent members of the Board of Directors meet periodically in executive sessions during which only independent Directors are present. Our independent Directors have met separately in executive sessions and in the future will regularly meet in executive sessions as required by the NASDAQ Rules.

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Committees of the Board of Directors

Our Board of Directors has three (3) committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table identifies the independent members of the Board of Directors and lists the members and chairman of each of these committees:

Name	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Stuart W. Epperson
Edward G. Atsinger III
Edward C. Atsinger
Stuart W. Epperson Jr.
Roland S. Hinz	I		X	C
Richard A. Riddle	I	X	C	X
Jonathan Venverloh	I			X
James Keet Lewis	I	X	X	X
Eric Halvorson	I	C		X

I = Director is independent

X = Current member of committee

C = Current member and chairman of the committee

Audit Committee

The Audit Committee of the Board of Directors (the “Audit Committee”) is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee currently consists of Messrs. Halvorson (Chairman), Riddle and Lewis, each of whom is independent under the NASDAQ Rules and applicable SEC rules and regulations. The Board of Directors has determined that Mr. Halvorson, the Audit Committee Chairperson, qualifies as an “audit committee financial expert” as defined by applicable SEC rules and regulations.

The Audit Committee held three (3) regularly scheduled in-person meetings and three (3) telephonic meetings in 2017 and operates under a written charter adopted by the Board of Directors. The Audit Committee and the Board of Directors annually (or more often as needed) review the charter to ensure it conforms to current laws and practices. This charter is available on our Internet website (http://salemmedia.com) and a copy of the charter may be obtained upon written request from our Secretary. Any information found on our website is not a part of, or incorporated by reference into, this or any other report filed with, or furnished to, the SEC by us.

The Audit Committee’s responsibilities are generally to assist the Board of Directors in fulfilling its legal and fiduciary responsibilities relating to our accounting, audit and reporting policies and practices. The Audit Committee also, among other things, oversees our financial reporting process, retains and engages our independent registered public accounting firm, approves the fees for our independent registered public accounting firm, monitors and reviews the quality, activities and functions of our independent registered public accounting firm, and monitors the adequacy of our operating and internal controls and procedures as reported by management and our independent registered public accounting firm. The Audit Committee Report set forth later in this Proxy Statement provides additional details about the duties and activities of this committee.

 Compensation Committee

As provided under applicable laws and rules, our Board of Directors delegates authority for compensation matters to the Compensation Committee of the Board of Directors (the “Compensation Committee”). The Compensation Committee’s membership is determined by the Board of Directors. The Compensation Committee currently consists of Messrs. Riddle (Chairman), Hinz and Lewis, each of whom is independent under the NASDAQ Rules, including recently adopted compensation committee independence requirements. The Compensation Committee is authorized to review and approve compensation, including non-cash benefits and severance arrangements for our officers and employees and to approve salaries, remuneration and other forms of additional compensation and benefits as it deems necessary. The Compensation Committee also administers our 1999 Stock Incentive Plan.

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The Compensation Committee held two (2) regularly scheduled meetings in 2017. The Compensation Committee meets at least twice annually and at additional times as are necessary or advisable to fulfill its duties and responsibilities.

The role of our Compensation Committee is to oversee our compensation and benefit plans and policies, administer our 1999 Amended and Restated Stock Incentive Plan (including reviewing and approving equity grants to elected officers), and to review and approve all compensation decisions relating to elected officers, including those for our Named Executive Officers (who are listed in the Summary Compensation Table below). In 2017 the actions of the Compensation Committee included reviewing objective benchmarks and metrics by which a Named Executive Officer’s performance can be measured and analyzing peer compensation and performance data for comparison with the our Named Executive Officers. The Compensation Committee has delegated limited authority to Edward G. Atsinger III, our Chief Executive Officer, to grant up to $150,000 of options to purchase our Class A common stock annually (measured each calendar year without carry-over of unused grant authority from year to year). This delegated authority is subject to prompt notification to the Compensation Committee of the issuance of any such grants and ratification of any such grants at the next regularly scheduled Compensation Committee meeting following the date of such grants.

Our Named Executive Officers do not determine or approve any element or component of their own compensation. Our CEO provides a recommendation to the Compensation Committee for base salary and annual incentive compensation for the Named Executive Officers reporting to him.

The Compensation Committee operates pursuant to a charter that was approved by the Board of Directors. The charter sets forth the responsibilities of the Compensation Committee. The Compensation Committee and our Board of Directors annually (or more often as needed) review the charter to ensure it conforms to current laws and practices. This charter is available on our Internet website (http://salemmedia.com) and a copy of the charter may be obtained from our Secretary upon written request. Any information found on our website is not a part of, or incorporated by reference into, this or any other report filed with, or furnished to, the SEC by us.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”) currently consists of Messrs. Hinz (Chairman), Riddle, Venverloh, Lewis and Halvorson, each of whom is independent under the NASDAQ Rules. The Nominating and Corporate Governance Committee held two (2) regularly scheduled meetings and one (1) special meeting in 2017.

The Nominating and Corporate Governance Committee is authorized to: (a) develop and recommend a set of corporate governance standards to the Board of Directors for adoption and implementation; (b) identify individuals qualified to become members of the Board of Directors; (c) recommend that director nominees be elected at our next annual meeting of stockholders; (d) recommend nominees to serve on each standing committee of the Board of Directors; (e) lead in the annual review of Board performance and evaluation of the Board’s effectiveness; (f) ensure that succession planning takes place for the position of chief executive officer and other key senior management positions; and (g) analyze, review and, where appropriate, approve all related party transactions to which we are a party, all in accordance with applicable rules and regulations.

To qualify as a nominee for service on the Board of Directors, a candidate must have sufficient time and resources available to successfully carry out the duties required of a Board member. The Nominating and Corporate Governance Committee desires to attract and retain highly qualified directors who will diligently execute their responsibilities and enhance their knowledge of our core businesses and seeks Directors who possess some or all of the skills, qualifications and experience described under “Board Composition” in this Proxy Statement.

The Nominating and Corporate Governance Committee implements our policy regarding stockholder nominations by considering nominees for director positions that are made by our stockholders. Any stockholder desiring to make such a nomination must submit in writing the name(s) of the recommended nominee(s) to our Secretary at least 90 days prior to, but not earlier than 120 days prior to the first anniversary of the preceding annual meeting of stockholders. The written submission must also contain biographical information about the proposed nominee, a description of the nominee’s qualifications to serve as a member of the Board of Directors, and evidence of the nominee’s valid consent to serve as our director if nominated and duly elected.

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The Board provides oversight of our management and plays a key role in shaping our strategic direction. Consistent with the our Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee considers various criteria in Board candidates, including, the skills, qualifications and experience described under “Board Composition” in this Proxy Statement, as well as their appreciation of our core purpose, core values, and whether they have time available to devote to Board activities. The Nominating and Corporate Governance Committee also considers whether a potential nominee would satisfy:

1.	The criteria for director “independence” established by the NASDAQ Rules; and

2.	The SEC’s definition of “audit committee financial expert.”

Whenever a vacancy exists on the Board due to expansion of the Board’s size or the resignation, retirement or term expiration of an existing director, the Nominating and Corporate Governance Committee identifies and evaluates potential director nominees. The Nominating and Corporate Governance Committee considers recommendations of management, stockholders and others. The Nominating and Corporate Governance Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including approving its fees and other retention terms.

Director candidates are evaluated using the criteria described above and in light of the then-existing composition of the Board, including its overall size, structure, backgrounds and areas of expertise of existing Directors and the relative mix of independent and employee Directors. The Nominating and Corporate Governance Committee also considers the specific needs of the various Board committees. The Nominating and Corporate Governance Committee recommends potential director nominees to the full Board, and final approval of a candidate for nomination is determined by the full Board. This evaluation process is the same for Director nominees who are recommended by our stockholders.

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee and our Board of Directors annually (or more often as needed) review the charter to ensure it conforms to current laws and practices. This charter is available on our Internet website (http://salemmedia.com) and a copy of the charter may be obtained upon written request from our Secretary. Any information found on our website is not a part of, or incorporated by reference into, this or any other report of filed with, or furnished to, the SEC by us.

The Nominating and Corporate Governance Committee did not receive any recommendations from stockholders proposing candidate(s) for election at the Annual Meeting. None of the Directors serving on the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee are our employees.

Although the Board does not have a formal policy on diversity, the Nominating and Corporate Governance Committee and the Board review from time-to-time the membership of the Board in light of our operations and strategic objectives and consider whether the current Board members possess the requisite skills, experience and perspectives to oversee the achievement of those goals. As part of an annual effectiveness review, the Nominating and Corporate Governance Committee evaluates the diversity of the Board composition to ensure that it sufficiently represents a diverse set of background, skills and experience.

Board Leadership Structure

Historically, our Board of Directors has had a general policy that the positions of Chairman of the Board and CEO should be held by separate persons as an aid in the Board’s oversight of management. This policy has been in effect since we began operations. The Chairman of the Board is a full-time senior executive of ours. The duties of the Chairman of the Board include:

•	presiding over all meetings of the Board;

•	preparing the agenda for Board meetings in consultation with the CEO and other members of the Board;

•	managing the Board’s process for annual Director self-assessment and evaluation of the Board and of the CEO; and

•	presiding over all meetings of stockholders.

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The Board of Directors believes that there are advantages to having a separate Chairman for matters such as communications and relations between the Board members, the CEO, and other senior management; in assisting the Board in reaching consensus on particular strategies and policies; and in facilitating robust Board and CEO evaluation processes. In addition, having separate Chairman and CEO positions permits the CEO to focus on day-to-day business and allows the Chairman to lead the Board in its oversight responsibilities. The Board currently consists of the Chairman of the Board, the CEO, five (5) independent Directors and two (2) non-independent Directors. One of Mr. Epperson’s roles is to oversee and manage the Board of Directors and its functions, including setting meeting agendas and running Board meetings. In this regard, Mr. Epperson and the Board in their advisory and oversight roles are particularly focused on assisting the CEO and senior management in seeking and adopting successful business strategies and risk management policies, and in making successful choices in management succession.

Board’s Role in Risk Oversight

Our Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees. These committees then provide reports to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, legal and compliance, and other risks. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized above.

Director Attendance at Board and Committee Meetings and 2017 Annual Meeting of Stockholders

The full Board of Directors held four (4) regularly scheduled meetings in 2017. During 2017, each of our incumbent Directors attended (either in person or telephonically) all of the regularly scheduled meetings of the full Board of Directors except that Messrs. Atsinger and Hinz did not attend one (1) regularly scheduled meeting. Each of our incumbent Directors attended more than seventy-five percent (75%) of the aggregate of the number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served. We encourage, but do not require, that each Director attend our annual meeting of stockholders. In 2017, each of our then Directors attended the 2017 annual meeting of stockholders except that Mr. Atsinger did not attend due to business travel in connection with our debt refinance.

Communications between Stockholders and the Board

We have historically handled communications between stockholders and the Board of Directors on an ad hoc basis. We have not adopted a formal policy or process for these communications as of the date of this Proxy Statement. We have, however, taken actions to ensure that the views of our stockholders are communicated to the Board or one or more of the individual Directors, as applicable. The Board considers its responsiveness to such communications as timely and exemplary.

Financial Code of Conduct

We have adopted a financial code of conduct (“Financial Code of Conduct”) that applies to each Director, the principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions. This Financial Code of Conduct has been adopted by the Board as a “code of ethics” that satisfies applicable NASDAQ Rules. The Financial Code of Conduct is available on our Internet website (http://salemmedia.com) and a copy of the Financial Code of Conduct may be obtained free of charge upon written request from the Secretary. Any information found on our website is not a part of, or incorporated by reference into, this or any other report filed with, or furnished to, the SEC by us.

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Executive Officers

Set forth below are our executive officers, together with the positions held by those persons as of March 29, 2018. The executive officers are elected annually and serve at the pleasure of our Board of Directors; however, we have entered into employment agreements with each of the executive officers listed below. Certain payment provisions contained in the employment agreements with Messrs. Atsinger, Santrella and Evans are described under the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION – Material Terms of NEO Employment Agreements Providing For Payment to NEOs Upon Termination” below.

Name of Executive Officer	Age	Position(s) Held with the Company
Stuart W. Epperson	81	Chairman of the Board
Edward G. Atsinger III	78	Chief Executive Officer and Director
David A.R. Evans	55	President — New Media
David P. Santrella	56	President — Broadcast Media
Evan D. Masyr	46	Executive Vice President and Chief Financial Officer
Christopher J. Henderson	54	SVP, Legal and Human Resources, General Counsel and Secretary

Set forth below is certain information concerning the business experience during the past five (5) years and other relevant experience of each of the individuals named above (excluding Messrs. Atsinger and Epperson, whose business experience is described in the section of this Proxy Statement entitled “THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS—Board of Directors” above).

David A. R. Evans

Mr. Evans has been President — New Media since September 2013. Mr. Evans was President—New Business Development, Interactive and Publishing from July 2007 to September 2013. Mr. Evans was Executive Vice President—Business Development and Chief Financial Officer from September 2005 to June 2007. Mr. Evans was Executive Vice President and Chief Financial Officer from September 2003 to September 2005. From 2000 to 2003, Mr. Evans served as the Senior Vice President and Chief Financial Officer. From 1997 to 2000, Mr. Evans served as Senior Vice President and Managing Director—Europe, Middle East, and Africa of Warner Bros. Consumer Products in London, England. He also served at Warner Bros. Consumer Products in Los Angeles, California, as Senior Vice President—Latin America, International Marketing, Business Development from 1996 to 1997 and Vice President—Worldwide Finance, Operations, and Business Development from 1992 to 1996. From 1990 to 1992, he served as Regional Financial Controller-Europe for Warner Bros. based in London, England. Prior to 1990, Mr. Evans was an audit manager with Ernst & Young LLP in Los Angeles, California and worked as a U.K. Chartered Accountant for Ernst & Young in London, England.

David P. Santrella

Mr. Santrella has been President — Broadcast Media since January 1, 2015, overseeing all broadcast operations involving our local radio stations, radio network and internal rep firm. From January 2010 to December 2014 he served as President — Radio Division. From October 2008 to December 31, 2009, he served as Operational Vice President over our Minneapolis, Denver and Colorado Springs clusters in addition to his existing responsibility over the Chicago cluster. From March 2006 to October 2008, Mr. Santrella was the Operational Vice President of Chicago and Milwaukee. In November of 2003, he was given additional oversight responsibility of Milwaukee. Mr. Santrella started with us in 2001 as the General Manager of our Chicago cluster.

Evan D. Masyr

Mr. Masyr has been Executive Vice President and Chief Financial Officer since January 2014. Prior to January 2014, Mr. Masyr was Senior Vice President and Chief Financial Officer since July 2007. Mr. Masyr was Vice President—Accounting and Finance from September 2005 to June 2007. From March 2004 to September 2005, Mr. Masyr was Vice President of Accounting and Corporate Controller. Prior to that time, Mr. Masyr was Vice President and Corporate Controller from January 2003 to March 2004. From February 2000 to December 2002, he served as our Controller. From 1993 to February 2000, Mr. Masyr worked for PricewaterhouseCoopers LLP (formerly, Coopers & Lybrand LLP). Mr. Masyr has been a Certified Public Accountant since 1995. Mr. Masyr currently serves on the board of directors of Archway Insurance, Ltd., a group insurance captive of which Salem is a member.

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Christopher J. Henderson

Mr. Henderson has been Senior Vice President, Legal and Human Resources, General Counsel and Corporate Secretary since 2012. Prior to 2012, Mr. Henderson was Vice President, Legal and Human Resources, General Counsel and Corporate Secretary since March 2008. Mr. Henderson was Vice President, Human Resources from August 2006 to February 2008. From 2001 to August 2006, Mr. Henderson served as Corporate Counsel. Prior to joining us, Mr. Henderson worked for thirteen (13) years as an attorney for Cooksey, Toolen, Gage, Duffy & Woog, first as a trial attorney and then as a transactional attorney.

COMPENSATION DISCUSSION & ANALYSIS

General Discussion

Key Terms for the CD&A and Compensation Tables

•	Board - the Company’s Board of Directors.
•	NEOs - the Company’s “named executive officers,” which includes the Company’s CEO, CFO and three other most highly compensated executive officers during 2017.
•	Committee - the Compensation Committee of the Board.
•	Stock Plan - the Company’s 1999 Stock Incentive Plan, as amended and restated from time to time.

Our Executive Compensation Philosophy

We believe that a key to our current and future success is its ability to attract and retain qualified individuals who are committed to our success and are capable of delivering on such commitment. Our compensation and benefits programs are designed to enable the attraction, retention and motivation of the best possible employees to operate and manage the Company at all levels. At the same time, the Board is committed to a compensation policy for our executive management that is appropriately transparent to our stockholders and in alignment with stockholders’ best interests.

Our executive compensation programs incorporate a pay-for-performance philosophy that provides incentives to achieve both short-term and long-term objectives and to reward both individual and Company performance. In addition to evaluating performance using financial and operational metrics, the NEOs are evaluated in many areas that are not measured directly by financial or operational results. These areas include: (i) how well each NEO helps us to achieve our strategic goals; (ii) each NEO’s ability to develop his or her subordinates; and (iii) each NEO’s efforts to enhance our relationship with key stockholders. In 2017, the NEOs were Mr. Atsinger, Chief Executive Officer; Mr. Masyr, Executive Vice President and Chief Financial Officer; Mr. Evans, President – New Media; Mr. Santrella, President – Broadcast Media; and Mr. Henderson, Senior Vice President, Legal and Human Resources, General Counsel and Secretary.

Benchmarking

It is the intent of the Board that we be in a position to compete for highly qualified employees, including our NEOs. Accordingly, the process for compensation determination involves the Committee’s consideration of peer compensation levels. While the Committee does not have a formal policy regarding benchmarking, when determining recommended salary, target bonus levels and target annual long-term incentive award values for NEOs, the Committee gives consideration to compensation practices at peer radio media companies, based on available data.

Consideration of Say-on-Pay Vote Results

We value the feedback provided by our stockholders regarding executive compensation. Stockholders are provided with the opportunity to cast an advisory vote on executive compensation once every three years and the Committee considers the results of such vote when making compensation decisions for the NEOs. At Salem’s 2016 annual meeting of stockholders, stockholders indicated their support for the compensation of our NEOs, with approximately 96% of the votes cast on the say-on-pay proposal voting for the proposal. The next stockholder advisory vote will be held at the 2019 Annual Meeting. The Committee will continue to consider the results of say-on-pay votes when making future compensation decisions for the NEOs.

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NEO Compensation

Our NEO compensation consists of four elements: (1) base salary; (2) annual incentive (bonus) awards; (3) long-term incentive compensation, usually in the form of stock options; and (4) perquisites and benefits. The Committee assesses each of these elements independently from the other elements to ensure that the amount paid to each NEO for each compensation element is reasonable and, as a function of overall compensation paid, ensures that compensation for each NEO is reasonable in its totality.

For 2017, total compensation for our NEOs was distributed as follows:

NEO	Base Salary	Annual Incentive (Bonus) Awards	Restricted Stock Awards	Long-Term Incentive Compensation	Other Compensation	Total
Mr. Atsinger	75%	—%	15%	—%	10%	100%
Mr. Masyr	98%	—%	—%	—%	2%	100%
Mr. Evans	96%	2%	—%	—%	2%	100%
Mr. Santrella	97%	—%	—%	—%	3%	100%
Mr. Henderson	98%	—%	—%	—%	2%	100%

Employment Agreements

All of the NEOs except Mr. Atsinger are employed pursuant to “at will” employment agreements without a fixed term length. Mr. Atsinger is employed pursuant to an employment agreement with a fixed three-year term. Each of the NEO employment agreements provides for a contractual rate of base salary to be paid each year including automatic annual increases. Mr. Atsinger’s current agreement was entered into as of July 1, 2016, and will expire on June 30, 2019. Mr. Masyr’s current agreement was entered into as of January 1, 2017, and the contractual rate of base salary will expire on December 31, 2019. Mr. Evans’ current agreement was entered into as of September 15, 2017, and the contractual rate of base salary will expire on September 14, 2020. Mr. Santrella’s current agreement was entered into as of January 1, 2017, and the contractual rate of base salary will expire on December 31, 2019. Mr. Henderson’s current agreement was entered into as of July 1, 2015, and the contractual rate of base salary will expire on June 30, 2018.

Base Salary

When determining recommended base salaries for the NEOs, the Committee generally evaluates salaries of the peer companies described in the section of this Proxy Statement entitled “COMPENSATION DISCUSSION & ANALYSIS—General Discussion—Benchmarking” above.

Where appropriate, adjustments are made to reflect the Company’s relative position within the peer group. The Committee also considers other factors including: (i) individual contribution and performance; (ii) Company performance; (iii) market conditions; (iv) retention needs; (v) experience; (vi) succession planning; (vii) historic practices; and (viii) internal equity.

Increases in the base salaries of the NEOs for 2017 were made pursuant to the terms of the agreements described in the section of this Proxy Statement entitled “COMPENSATION DISCUSSION & ANALYSIS—NEO Compensation—Employment Agreements” above.

Annual Incentive Compensation

Annual bonuses may be granted to NEOs from a target pool that is established at the beginning of the prior year paid in cash, stock or a combination thereof. Over the course of the year the Committee adjusts the size of the pool to reflect the financial performance of the Company. Although we may pay an aggregate amount of bonuses that is less than the full amount set forth in the pool, it generally does not pay and has not paid an aggregate amount that is greater than that which is in the pool.

All of the NEOs are eligible to receive discretionary annual bonuses. The amount to be paid as a bonus, if any, to any NEO is determined by the Committee after a review of the Company’s performance and the performance of each individual NEO. Ordinarily, this determination is made in the first quarter of each year, following completion of the Company’s financial statements for the prior year.

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The Committee considers many factors when assessing the amount of any NEO’s annual bonus. The Committee has significant flexibility in awarding bonuses. We believe that this flexibility, and our history of rewarding performance, provide a strong motivating incentive to the NEOs to perform in a manner that will help us continue to achieve our goals and objectives.

Given the changing nature and complexities of the media industry, the Committee’s decision to increase or decrease bonuses from year to year is generally based upon a variety of factors deemed appropriate by the Committee, including our financial performance and the individual areas of responsibility of each NEO. The Committee has broad discretion to make bonus determinations and it is not required to apply formulas or ranges based upon specific performance criteria. Factors generally considered by the Committee include: (i) earnings per share; (ii) return on invested capital; (iii) EBITDA growth; (iv) same station revenue growth; (v) same station operating income growth; (vi) non-broadcast EBITDA; (vii) relative stock price growth; and (viii) audience growth.

Annual Incentive Awards for 2017 Performance

Based on the overall financial performance of the Company in 2017 as compared to predetermined benchmarks set by management for the year, the Committee did not grant bonuses to any of the NEOs in 2018 for performance in 2017.

Long-Term Incentive Compensation

We believe that equity-based compensation helps ensure that the interests of the NEOs are aligned with those of our stockholders. We also believe that equity-based compensation is a material element of compensation required to recruit and retain key executives and remain competitive with our peers. Lastly, we use equity-based compensation, in particular stock options with long-term vesting, to incentivize long-term retention of key executives.

Stock Options

Our equity-based compensation program is currently governed by the Stock Plan. The Stock Plan calls for stock options to be granted with exercise prices equal to the closing market price of our Class A common stock on the date of grant. All stock options granted by us generally have value only if the market price of the Class A common stock has increased by the time the options vest and are exercised. Our option grants generally vest ratably over four years. Because the stock options do not have value unless the stock price increases above the grant date price, the Committee believes that stock options are a useful motivational tool.

In determining the size of stock option grants to NEOs, the Committee: (i) compares equity-based compensation awards to individuals holding comparable positions in the Company’s peer group; (ii) evaluates the Black-Scholes valuation of potential stock option grants; (iii) reviews Company performance against annual performance goals; and (iv) reviews individual performance against the individual’s annual incentive bonus objectives.

Based on the overall financial performance of the Company in 2017 as compared to predetermined benchmarks set by management for the year, the Committee did not grant stock options to any of the NEOs in 2018 for performance in 2017.

In March 2016, the Committee granted nonqualified stock options exercisable for 150,000 shares of Class A common stock to Mr. Atsinger (the “2016 Grant”). At the time of the 2016 Grant, the Stock Plan contained an annual per participant limit of 100,000 shares for plan awards that were intended to qualify as “performance-based compensation” pursuant to Section 162(m) of the Internal Revenue Code (the “Section 162(m) Provision”). Although Mr. Atsinger’s 2016 Grant was not intended to qualify as performance-based compensation for purposes of Section 162(m), it came to our attention that the 2016 Grant could be construed as exceeding the Section 162(m) Provision. The Board of Directors formed a special committee (“Special Committee”) to analyze the issues, and while the Section 162(m) Provision could be interpreted to only apply to stock options expressly intended to qualify as Section 162(m) performance-based compensation, the Special Committee determined in February 2017 to rescind the portion of the 2016 Grant arguably in excess of the Section 162(m) Provision relating to options exercisable for 50,000 shares of Class A common stock and took similar actions with respect to a March 2013 grant to Mr. Atsinger of nonqualified stock options exercisable for 50,000 shares of Class A common stock, of which options exercisable for 50,000 shares of Class A common stock were also rescinded. At our 2017 Annual Stockholders Meeting held on May 10, 2017, a resolution was passed by the stockholders to amend our Stock Plan to increase the annual per participant award limits. On August 9, 2017, the Committee granted Mr. Atsinger 33,066 shares of restricted Class A common stock following the rescissions as permitted under the amended Stock Plan.

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Perquisites and Benefits

We provides our NEOs with perquisites and employee benefits. Except as specifically noted elsewhere in this Proxy Statement, the employee benefits programs in which the NEOs participate (which provide benefits such as medical coverage, dental coverage, life insurance, disability insurance and annual contributions to a qualified 401(k) retirement plan) are generally the same programs offered to substantially all of our salaried employees.

Perquisites

The Committee does not view perquisites as a significant element of its overall compensation structure, but it does believe that providing perquisites can be a useful tool in attracting, motivating and retaining executive talent. We provided certain perquisites to its NEOs in 2016 as summarized below:

Use of Vehicles

Mr. Atsinger is provided a vehicle by us. The Committee made its determination to provide Mr. Atsinger with this perquisite based upon: (i) the fact that this perquisite has been given to this executive for many years, and (ii) a comparison of comparable perquisites for similar positions at peer companies.

Supplemental Medical, Travel and Expense Reimbursement for Mr. Atsinger

In addition to the basic group medical plan offered all employees, Mr. Atsinger receives reimbursement for all travel and medical expenses incurred by him for any medical treatment elected by him. This perquisite includes all medical expenses that are not covered under our medical benefits or plans. We may elect to provide this perquisite by obtaining supplemental medical insurance covering Mr. Atsinger at our cost or reimbursing Mr. Atsinger for any health, dental or vision expenses incurred by him that are not covered by the our medical benefits programs. We also provide full reimbursement to Mr. Atsinger for any income or employment taxes applicable to this perquisite.

Payment of Filing and Regulatory Fees

We pay for the preparation of all regulatory and government filings required to be made by the NEOs solely as a result of their position as our officers or directors. We also pay for the preparation and filing of all regulatory filings (including without limitation Hart-Scott-Rodino Act filing fees) that Mr. Atsinger is required to make as a result of the exercise of options granted to him for the purchase of our stock. The Committee’s determination to provide this perquisite to Mr. Atsinger was based on the possibility that these filings will need to be made if Mr. Atsinger elects to exercise any of his vested outstanding stock options.

Supplemental Life Insurance Coverage for Messrs. Evans and Santrella

In addition to the basic life insurance we provide to all employees, we reimburse Messrs. Evans and Santrella an amount up to a maximum of $3,500 per year for life insurance on Mr. Evan’s life and Mr. Santrella’s life. We provide this reimbursement based on the fact that Messrs. Evans and Santrella are our division presidents and oversee all revenue generation efforts. This reimbursement is grossed up to cover all statutory withholdings, and state and federal income taxes.

Split-Dollar Life Insurance

We have maintained split-dollar life insurance policies for our Chairman and Chief Executive Officer since 1997 in the amount of $20,000,000 each. Since 2003, we have been the owner of the split-dollar life insurance policies and pursuant to the terms of these policies, we will receive an amount equal to the sum of all premiums paid by us (without interest) through such date and the beneficiaries will receive all remaining insurance benefits under these policies.

Other Benefits

401(k) Plan

We maintain a 401(k) defined contribution plan (the “401(k) Plan”), which covers all eligible employees (as defined in the 401(k) Plan), including the NEOs. Participation in the 401(k) Plan by the NEOs is on the same basis as our other eligible employees. Participants are allowed to make non-forfeitable contributions up to 60% of their annual salary, but may not exceed the annual maximum contribution limitations established by the Internal Revenue Service. We currently match 50% on the first 5% of the amounts contributed by each participant. During the year ending December 31, 2017, we contributed and expensed $1.9 million to the 401(k) Plan.

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Severance and Change-in-Control Benefits

Change in Control Agreements

We have not entered into a change in control agreement with any of our NEOs.

Severance and Other Termination Agreements

Upon certain types of terminations of employment, severance benefits may be paid to the NEOs. The severance benefits payable to each of the NEOs are addressed in their respective employment agreements and each NEO would receive the benefits provided under the NEO’s specific agreement. The severance and termination payments and benefits that would occur in the event of termination of employment are more fully described in the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION—Potential Payments to the NEOs upon Termination or Change in Control”.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our CEO as of the close of the taxable year and the next three most highly compensated executive officers, excluding the CFO.

The Committee believes that tax deductibility is an important factor, but only one factor, to be considered when evaluating its compensation policies and practices. While our compensation practices have generally been designed and implemented in a manner which would maintain tax deductibility, the Committee believes that in certain circumstances the interests of the Company may be better served by providing compensation that is not fully tax deductible. So, the Committee retains the discretion to award compensation that exceeds Section 162(m)’s deductibility limit.

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COMPENSATION COMMITTEE REPORT

This Compensation Committee Report shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission (“SEC”), nor shall any information in this report be incorporated by reference by any general statement into any past or future filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Salem Media Group, Inc. and its subsidiaries (the “Company”) specifically incorporates this information by reference into such filing, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee has reviewed the discussion and analysis of the Company’s executive compensation which appears above with management, and, based on such review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the above disclosure be included in this Definitive Proxy Statement filed on Schedule 14A under the Securities Exchange Act of 1934, as amended.

The Compensation Committee is composed of Richard A. Riddle, Chairman, Roland S. Hinz and James Keet Lewis.

COMPENSATION COMMITTEE

Richard A. Riddle, Chairman
Roland S. Hinz,
James Keet Lewis

March 14, 2018

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation of the NEOs for fiscal years ended December 31, 2017, December 31, 2016, and December 31, 2015:

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Restricted Stock Awards (2) ($)	Option Awards (3) ($)	All Other Compensation (4)(5) ($)	Total (6) ($)
Edward G. Atsinger III Chief Executive Officer	2017	982,404	—	193,436	—	125,541	1,301,381
	2016	977,423	—	308,517	198,750	125,117	1,609,807
	2015	998,846	325,000	—	—	123,229	1,447,075
Evan D. Masyr Executive Vice President & Chief Financial Officer	2017	410,395	—	—	—	6,750	417,145
	2016	402,308	—	61,705	33,125	6,625	503,763
	2015	404,375	65,000	—	—	6,625	476,000
David A. R. Evans President—New Media	2017	522,731	10,000	—	—	13,334	546,065
	2016	509,154	—	89,987	33,125	13,131	645,397
	2015	513,115	100,000	—	—	10,763	623,878
David P. Santrella President—Broadcast Media	2017	499,135	—	—	—	13,298	512,433
	2016	454,808	—	92,554	33,125	13,173	593,660
	2015	458,894	100,000	—	—	13,173	572,067
Christopher J. Henderson SVP, Legal and Human Resources, General Counsel and Secretary	2017	344,808	—	—	—	6,332	351,140
	2016	334,846	—	61,705	33,125	6,625	436,301
	2015	326,308	65,000	—	—	4,212	395,520

(1)	Amounts set forth in the “Bonus” column represent bonuses earned for performance in the reflected fiscal year. For years in which restricted stock was awarded in settlement of annual performance bonuses, those restricted stock awards are reflected in the year for which the bonus was earned rather than paid.

(2)	On February 24, 2017, a restricted stock award of 178,592 total shares was granted to certain members of management that vested immediately in settlement of annual bonuses for performance during the 2016 calendar year. The fair value of each restricted stock award was measured based on the grant date market price of our common shares and expensed as of the vesting date. These restricted stock awards contained transfer restrictions under which they could not be sold, pledged, transferred or assigned until three (3) months from vesting date. Recipients of these restricted stock awards were entitled to all the rights of absolute ownership of the restricted stock from the date of grant, including the right to vote the shares and to receive dividends. Restricted stock awards are independent of option grants and are granted at no cost to the recipient other than applicable taxes owed by the recipient. The awards were considered issued and outstanding from the vest date of grant.

On August 9, 2017, a restricted stock award of 33,066 shares was granted to Edward G. Atsinger III that vested immediately. The fair value of the restricted stock award was measured based on the grant date market price of our common shares and expensed as of the vesting date. The restricted stock award contained transfer restrictions under which they could not be sold, pledged, transferred or assigned until ninety (90) days from the vesting date. The recipient of this restricted stock award is entitled to all of the rights of absolute ownership of the restricted stock from the date of grant, including the right to vote the shares and to receive dividends. Restricted stock awards are independent of option grants and are granted at no cost to the recipient other than applicable taxes owed by the recipient. The award was considered issued and outstanding from the vest date of grant.

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(3)	Represents the aggregate grant date fair value of option awards granted within the fiscal year in accordance with FASB ASC Topic 718 for stock-based compensation. These amounts reflect the total grant date fair value for these awards and do not correspond to the actual cash value that will be recognized by the grantee when received. For a detailed discussion of the assumptions made in the valuation of option awards, please see the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(4)	Amounts set forth in the All Other Compensation column consist of the following:

Item	Mr. Atsinger ($)	Mr. Masyr ($)	Mr. Evans ($)	Mr. Santrella ($)	Mr. Henderson ($)
Perquisites and Other Personal Benefits (2017)	106,085	—	6,584	6,548	—
Company Contributions to 401(k) Plan (2017)	—	6,750	6,750	6,750	6,332
Medical, Dental, Life, Vision and Disability Premiums (2017)	19,456	—	—	—	—

TOTAL (2017)	125,541	6,750	13,334	13,298	6,332

(1)	Includes the following perquisites and personal benefits which have been valued by us based upon the incremental cost to us of providing these perquisites and personal benefits to the Named Executive Officers:

Perquisite or Personal Benefit	Mr. Atsinger ($)	Mr. Masyr ($)	Mr. Evans ($)	Mr. Santrella ($)	Mr. Henderson ($)
Personal Use of Company Vehicle (2017)	4,271	—	—	—	—
Split-Dollar Life Insurance Premiums (2017)	99,027	—	—	—	—
Supplemental Medical, Travel and Expense Reimbursement (2017)	2,787	—	—	—	—
Supplemental Life Insurance Premiums (2017)	—	—	6,584	6,548	—
Miscellaneous (2017)	—	—	—	—	—

TOTAL (2017)	106,085	—	6,584	6,548	—

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Grants of Plan-Based Awards in 2017

The Committee granted restricted stock to each Named Executive Officer on February 24, 2017 and to the CEO on August 9, 2017 under the Stock Plan. The Named Executive Officers were awarded the number of restricted stock units shown in the table below.

GRANT OF PLAN-BASED AWARDS(1)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				Option Awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Mr. Atsinger	2/24/2017	N/A	N/A	N/A	N/A	N/A	N/A	42,554	N/A	N/A	300,006
Mr. Atsinger	8/09/2017	N/A	N/A	N/A	N/A	N/A	N/A	33,066	N/A	N/A	224,849
Mr. Masyr	2/24/2017	N/A	N/A	N/A	N/A	N/A	N/A	8,511	N/A	N/A	60,002
Mr. Evans	2/24/2017	N/A	N/A	N/A	N/A	N/A	N/A	12,412	N/A	N/A	87,504
Mr. Santrella	2/24/2017	N/A	N/A	N/A	N/A	N/A	N/A	12,766	N/A	N/A	90,000
Mr. Henderson	2/24/2017	N/A	N/A	N/A	N/A	N/A	N/A	8,511	N/A	N/A	60,002

(1)	Awards granted under our Stock Plan.

(2)	All stock options granted hereunder are service-based awards to purchase shares of our Class A common stock pursuant to the terms of the Stock Plan. The options vest ratably in equal 25% installments of the first, second, third and fourth anniversary of the option grant date, with each installment expiring on the fifth anniversary of its vest date.

(3)	The value for the stock option awards listed in this column is calculated as the total grant date fair market value determined on an aggregate basis for each award in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for stock-based compensation. These amounts reflect the total grant date fair value for these awards and do not correspond to the actual cash value that will be recognized by the grantee when received. For a detailed discussion of the assumptions made in the valuation of option awards, please see the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information as of December 31, 2017, in respect of all outstanding equity awards held by the NEOs.

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
Name	Exercisable	Unexercisable		Option Exercise Price ($)	Option Expiration Date
Edward G. Atsinger III	50,000			$6.92	03/11/2020
	50,000			$6.92	03/11/2021
	2,239			$4.85	03/08/2022
		37,500	(2)	$4.85	03/08/2023
		25,000	(4)	$4.85	03/08/2024

Evan D. Masyr	8,750			$6.92	03/11/2019
	8,750			$6.92	03/11/2020
	8,750			$6.92	03/11/2021
	16,000			$2.74	03/07/2022
	6,250			$4.85	03/08/2022
	8,750			$6.92	03/11/2022
		16,000	(1)	$2.74	03/07/2022
		16,000	(3)	$2.74	03/07/2022
		6,250	(2)	$4.85	03/08/2023
		6,250	(4)	$4.85	03/08/2024
		6,250	(5)	$4.85	03/08/2025

David A.R. Evans	8,750			$6.92	03/11/2019
	8,750			$6.92	03/11/2020
	8,750			$6.92	03/11/2021
	8,750			$6.92	03/11/2022
	6,250			$4.85	03/08/2022
		6,250	(2)	$4.85	03/08/2023
		6,250	(4)	$4.85	03/08/2024
		6,250	(5)	$4.85	03/08/2025

David P. Santrella	8,750			$6.92	03/11/2019
	8,750			$6.92	03/11/2020
	8,750			$6.92	03/11/2021
	20,000			$2.74	03/07/2022
	6,250			$4.85	03/08/2022
	8,750			$6.92	03/11/2022
		20,000	(1)	$2.74	03/07/2022
		20,000	(3)	$2.74	03/07/2022
		6,250	(2)	$4.85	03/08/2023
		6,250	(4)	$4.85	03/08/2024
		6,250	(5)	$4.85	03/08/2025

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	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
Name	Exercisable	Unexercisable		Option Exercise Price ($)	Option Expiration Date
Christopher J. Henderson	6,892			$2.38	09/28/2020
	12,000			$2.74	03/07/2020
	12,000			$2.74	03/07/2021
	12,000			$2.74	03/07/2022
	8,750			$6.92	03/11/2020
	8,750			$6.92	03/11/2021
	6,250			$4.85	03/08/2022
	8,750			$6.92	03/11/2022
		12,000	(1)	$2.74	03/07/2022
		12,000	(3)	$2.74	03/07/2022
		6,250	(2)	$4.85	03/08/2023
		6,250	(4)	$4.85	03/08/2024
		6,250	(5)	$4.85	03/08/2025

(1)       These options vested March 7, 2018.

(2)       These options vested March 8, 2018.

(3)       Unexercisable options vest March 7, 2019.

(4)       Unexercisable options vest March 8, 2019.

(5)       Unexercisable options vest March 8, 2020.

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Option Exercises and Stock Vested

The following table sets forth the stock options exercised by the NEOs in 2017.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Edward G. Atsinger III	35,261	82,311	75,620	501,953
Evan D. Masyr	—	—	8,511	61,705
David A.R. Evans	—	—	12,412	89,987
David Santrella	—	—	12,766	92,553
Christopher J. Henderson	108	553	8,511	61,705

Potential Payments to the NEOs upon Termination or Change in Control

Employment Agreement with Mr. Atsinger

Under the terms of his employment agreement, if Mr. Atsinger’s employment is terminated by reason of death prior to the expiration of the term, his estate is entitled to receive: (a) the actual earned and accrued portion of his base salary to the extent not already paid, (b) the actual earned and accrued portion of his incentive bonus for any period not already paid, (c) amounts to which he is entitled under our benefit plans, (d) immediate, 100% vesting of outstanding unvested stock options and other equity-based awards, and (e) continued coverage of Mr. Atsinger’s dependents (if any) under all applicable health benefit plans for a period of 12 months.

If Mr. Atsinger’s employment is terminated upon disability (as defined in his employment agreement), he is entitled to receive: (a) the actual earned and accrued portion of his base salary to the extent not already paid, (b) a severance payment equal to 100% of his then current annual base salary for a period of 15 months, (c) the actual earned and accrued portion of his incentive bonus for any period not already paid, (d) amounts to which he is entitled under our benefit plans, and (e) immediate, 100% vesting of outstanding unvested stock options and other equity-based awards.

If Mr. Atsinger’s employment is terminated by us without cause (as defined in his employment agreement), he is entitled to receive: (a) the actual earned and accrued portion of his base salary to the extent not already paid, (b) the actual earned and accrued portion of his incentive bonus for any period not already paid, and (c) a severance payment equal to his then current annual base salary for a period of six months or the remainder of the term of the employment agreement, whichever is longer.

The employment agreement also contains provisions that: (a) grant us a right of first refusal on all corporate opportunities presented to Mr. Atsinger and (b) restrict Mr. Atsinger’s ability to interfere with the business of the Company or solicit our employees for a period of two years following his retirement or termination. Compliance by Mr. Atsinger with these obligations is a condition to our obligation to provide the above termination benefits.

Employment Agreement with Mr. Masyr

Under the terms of his employment agreement, if Mr. Masyr’s employment is terminated by reason of death, disability or otherwise for cause (as defined in his employment agreement), he or his estate is entitled to receive: (a) a payment equal to his then base salary accrued through the date of termination to the extent not already paid and (b) his actual earned incentive bonus for any period not already paid.

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If Mr. Masyr’s employment is terminated by us without cause (as defined in his employment agreement), he is also entitled to receive a severance payment in an amount equal to the base salary Mr. Masyr would have otherwise received for a period of six months from the date of termination had he remained employed with us.

The employment agreement with Mr. Masyr also contains a provision that restricts his ability to interfere with the business of the Company or solicit our employees for a period of six months following termination of employment for any reason. Compliance by Mr. Masyr with this obligation is a condition to our obligation to provide the above termination benefits.

Employment Agreement with Mr. Evans

Under the terms of his employment agreement, if Mr. Evans’ employment is terminated by reason of death, disability or otherwise for cause (as defined in his employment agreement), he or his estate is entitled to receive: (a) a payment equal to his then base salary through the date of termination to the extent not already paid and (b) his actual earned incentive bonus for any period not already paid. Additionally, if Mr. Evan’s employment is terminated by reason of death, his estate is entitled to receive immediate, 100% vesting of outstanding unvested stock options and other equity-based awards.

If Mr. Evans’ employment is terminated by us without cause (as defined in his employment agreement), he is also entitled to receive: (a) a severance payment in an amount equal to the base salary Mr. Evans would have otherwise received for a period of six months from the date of termination had he remained employed with us and (b) professional outplacement assistance for 12 consecutive months from the termination date.

The employment agreement with Mr. Evans also contains a provision that restricts his ability to interfere with the business of the Company or solicit our employees for a period of six months following termination of employment for any reason. Compliance by Mr. Evans with these obligations is a condition to our obligation to provide the above termination benefits.

Employment Agreement with Mr. Santrella

Under the terms of his employment agreement, if Mr. Santrella’s employment is terminated by reason of death, disability or otherwise for cause (as defined in his employment agreement), he or his estate is entitled to receive: (a) a payment equal to his then base salary accrued through the date of termination to the extent not already paid and (b) his actual earned incentive bonus for any period not already paid.

If Mr. Santrella’s employment is terminated by us without cause (as defined in his employment agreement), he is also entitled to receive a severance payment in an amount equal to the base salary Mr. Santrella would have otherwise received for a period of six months from the date of termination had he remained employed with us.

The employment agreement with Mr. Santrella also contains a provision that restricts his ability to interfere with the business of the Company or solicit our employees for a period of six months following termination of employment for any reason. Compliance by Mr. Santrella with this obligation is a condition to our obligation to provide the above termination benefits.

Employment Agreement with Mr. Henderson

Under the terms of his employment agreement, if Mr. Henderson’s employment is terminated by reason of death, disability or otherwise for cause (as defined in his employment agreement), he or his estate is entitled to receive: (a) a payment equal to his then base salary accrued through the date of termination to the extent not already paid and (b) his actual earned incentive bonus for any period not already paid.

If Mr. Henderson’s employment is terminated by us without cause (as defined in his employment agreement), he is also entitled to receive a severance payment in an amount equal to the base salary Mr. Henderson would have otherwise received for a period of six months from the date of termination had he remained employed with us.

Payments in the Event of Death

The following table sets forth the estimated value of payments that the estate of the NEOs would be entitled to receive assuming a death occurring as of December 31, 2017 and that the price per share of our Class A common stock is $4.50, which is equal to the stock’s NASDAQ market closing price on December 31, 2017.

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Name	Value of Equity Awards Vesting on Termination ($)	Life Insurance Proceeds ($)	Value of Continued Benefits Coverage ($)	TOTAL ($)
Mr. Atsinger	—	19,250,552	4,968	19,255,520
Mr. Masyr	—	474,000	—	474,000
Mr. Evans	—	3,000,000	—	3,000,000
Mr. Santrella	—	2,500,000	—	2,500,000
Mr. Henderson	—	409,000	—	409,000

Payments in the Event of Disability

The following table sets forth the estimated value of benefits that the NEOs would be entitled to receive assuming a disability occurring as of December 31, 2017.

Disability as defined in the employment agreement for Mr. Atsinger generally means any mental or physical impairment which prevents the executive at any time during the term from performing the essential functions of his full duties for a period of 180 days within any 270 day period and the executive fails to return to work within 10 days of notice by us of our intention to terminate employment. Disability as defined in the employment agreements for Messrs. Masyr, Evans, Santrella and Henderson generally means any mental or physical impairment which prevents the executive from performing the essential functions of his full duties for a period of 90 days during any 365 day period and the executive fails to return to work within 10 days of notice by us of our intention to terminate employment.

Name	Value of Salary Continuation and Severance ($)	Value of Equity Awards Vesting on Termination ($)	Value of Benefits Coverage ($)	TOTAL ($)
Mr. Atsinger	1,231,250	—	—	1,231,250
Mr. Masyr	—	—	—	—
Mr. Evans	—	—	—	—
Mr. Santrella	—	—	—	—
Mr. Henderson	—	—	—	—

Payments in the Event of Termination Without Cause

The following table sets forth the estimated value of benefits that the NEOs would be entitled to receive assuming a termination without cause occurring as of December 31, 2017.

Termination for cause generally means: (a) death; (b) disability (as generally defined above); (c) continued gross negligence, malfeasance or gross insubordination in performing duties assigned to the executive; (d) a conviction of a crime involving moral turpitude; (e) an egregious act of dishonesty in connection with employment or a malicious act toward Company or its subsidiaries, (f) a violation of the confidentiality provisions contained in the employment agreement, (g) a willful breach of the employment agreement; (h) disloyalty; or (i) material and repeated failure to carry out reasonably assigned duties or instructions consistent with the executive’s position.

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Name	Value of Salary Continuation and Severance ($)	Value of Equity Awards Vesting on Termination ($)	Value of Benefits Coverage ($)	Value of Outplacement Services ($)		TOTAL ($)
Mr. Atsinger	511,442	—	—	—		511,442
Mr. Masyr	213,170	—	—	—		213,170
Mr. Evans	275,192	—	—	7,625	(1)	282,817
Mr. Santrella	259,615	—	—	—		259,615
Mr. Henderson	181,731	—	—	—		181,731

(1)	We are currently seeking a contract with a new vendor for outplacement services. The number reflected in the table above represents the total annual fee for outplacement services as specified in our contract with the previous vendor.

Pay Ratio Disclosure

The ratio of our Principal Executive Officer’s total annual compensation to our median employee’s total annual compensation is a reasonable estimate calculated in a manner consistent with Item 401(u) of Regulation S-K. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio as we report it, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We selected October 4, 2017 as the measurement date for determining the median employee. Employee compensation was measured by 2017 total earnings as reflected on each employee’s W-2 form. As of that date, the annual total compensation of the median employee, excluding the Principal Executive Officer, was $44,518.90. The annual total compensation of the Principal Executive Officer was $1,301,381. The pay ratio is 29:1. In determining the total employee population of the Company (minus the PEO) all part-time, full-time, active and employees on leave were included. If an employee was not employed by us for the entire year (i.e. was hired during 2017 or terminated after October 4, 2017) his or her pay was annualized. After identifying the median employee, we calculated annual total compensation for that employee using the same methodology we use for our NEOs as set forth in the “Executive Compensation – Summary Compensation Table” above

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2017, with respect to shares of our Class A common stock that may be issued under the Stock Plan, our only existing equity compensation plan. As of December 31, 2017, a maximum of 5,000,000 shares were authorized under the Stock Plan, of which 1,428,462 were outstanding and 934,959 were exercisable.

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Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,428,462	$5.20	866,479
Equity compensation plans not approved by security holders	—	—	—

Total

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DIRECTOR COMPENSATION

Non-employee Directors of the Company receive an annual retainer and fees. The following table sets forth the compensation of our non-employee Directors in 2017:

Name	Fees Earned (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	TOTAL ($)
Roland S. Hinz	52,000	—	—	52,000
Richard A. Riddle	64,000	—	—	64,000
Jonathan Venverloh	45,000	—	—	45,000
James Keet Lewis	58,000	—	—	58,000
Eric Halvorson	65,500	—	—	65,500
Edward C. Atsinger	40,000	—	—	40,000
Stuart W. Epperson Jr.	40,000	—	—	40,000

(1)	Reflects all fees paid to non-employee Directors for participation in regular, special and telephonic meetings of the Board and committees and retainer fees.
(2)	No stock was awarded to non-employee Directors in 2017. As of December 31, 2017, each Director beneficially owned the following number of shares of our Class A common stock: Mr. Hinz held 20,339 shares; Mr. Riddle held 101,891 shares; Mr. Venverloh held 35,000 shares; Mr. Lewis held 2,000 shares; Mr. Halvorson held 9,800 shares; Mr. Atsinger held 1,093,078 shares; and Mr. Epperson Jr. held 113,428 shares.
(3)	No stock options were awarded to non-employee Directors in 2017. As of December 31, 2017, each Director held the following number of outstanding options to purchase our Class A common stock: Mr. Hinz held 22,000 options; Mr. Riddle held 22,000 options; Mr. Venverloh held 22,000 options; Mr. Lewis held 2,000 options; Mr. Halvorson held 0 options; Mr. Atsinger held 0 options; and Mr. Epperson Jr. held 0 options.

The cash compensation paid as of December 31, 2017 to our non-employee Directors (“Designated Directors”) as approved by our Board of Directors at the recommendation of the Compensation Committee is as follows:

COMPENSATION	AMOUNT	PAYABLE TO	PAYABLE
Annual Retainer	$30,000	Designated Directors	Quarterly

Attendance Fee (Full Company Board)	$2,500	Designated Directors	Per Regularly Scheduled Company Board Meeting

Attendance Fee (Full Company Board)	$1,500	Designated Directors	Per Special Telephonic Company Board Meeting

Attendance Fee (Board Committee)	$1,500	Designated Director Committee Members	Per Regularly Scheduled or Noticed Committee Meeting

Chairperson Fee (Audit and Compensation Committees)	$2,000	Chairperson of Audit and Compensation Committees	Per Regularly Scheduled or Noticed Committee Meeting

Chairperson Fee (Nominating and Corporate Governance Committee)	$1,000	Chairperson of Nominating and Corporate Governance Committee	Per Regularly Scheduled or Noticed Committee Meeting

Attendance Fee (Special Committee)	$1,500	Special Committee Members	Per Special Committee Meeting or Task

Chairperson Fee (Special Committee)	$1,000	Special Committee Members	Per Special Committee Meeting or Task

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In addition to the above fees, Directors are compensated on an ad hoc basis for special committee or subcommittee meetings held or tasks performed by a committee or subcommittee designated by either the full Board of Directors or by a standing committee of the full Board of Directors, with this compensation determined by the establishing body at the time the special committee or subcommittee is established. Designated Directors who are also chairmen of our Board committees receive the applicable chairperson fee in addition to a committee attendance fee for each regularly scheduled Board committee meeting. Designated Directors also receive reimbursement for all reasonable out-of-pocket expenses in connection with travel to and attendance at regularly scheduled Board and Board committee meetings.

Directors who are also employees (Stuart W. Epperson, Chairman of the Board, and Edward G. Atsinger III, CEO) are not additionally compensated for their services as Directors. Compensation for Mr. Atsinger is summarized in the “Summary Compensation Table” appearing in this Proxy Statement under the heading “EXECUTIVE COMPENSATION.”

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AUDIT COMMITTEE REPORT

This Audit Committee Report shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission (“SEC”), nor shall any information in this report be incorporated by reference by any general statement into any past or future filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Salem Media Group, Inc. and its subsidiaries (the “Corporation”) specifically incorporates this information by reference into such filing, and shall not otherwise be deemed filed under such Acts.

The purpose of the Audit Committee (the “Committee”) is to oversee, on behalf of the entire board of directors (the “Board”): (a) the accounting and financial reporting processes of the Corporation, (b) the audits of the Corporation’s financial statements, (c) the qualifications, independence and performance of the public accounting firm engaged as the Corporation’s independent registered public accounting firm to prepare or issue an audit report on the financial statements of the Corporation, and (d) the performance of the Corporation’s internal auditor and independent registered public accounting firm.

The Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter complies with all current regulatory requirements, including requirements pertaining to the NASDAQ Stock Market listing standards definitions, provisions and applicable exceptions concerning the independence of audit committee members.

In 2017, the Committee held six meetings, three of which were regularly scheduled in-person meetings and three of which were telephonic. The Committee’s meeting agendas are established by the Committee Chairman based upon the Committee’s charter and an annual meeting planner approved by the entire Committee. At each of these meetings, the Committee met with the senior members of the Corporation’s financial management team and General Counsel. Additionally, the Corporation’s internal auditor met with the Committee at the three regularly scheduled in-person meetings and the independent registered public accounting firm met with the Committee at six meetings. Prior to each regularly scheduled meeting, the Chairman of the Committee also met privately with the Corporation’s independent registered public accounting firm and, separately, with the Corporation’s internal auditor, at which times candid discussions of financial management, accounting and internal control issues took place.

The Committee appointed Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for the year ended December 31, 2017, and reviewed with the Corporation’s financial managers, the independent registered public accounting firm, and the Corporation’s internal auditor, overall audit scopes and plans, the results of internal and external controls and the quality of the Corporation’s financial reporting.

The Corporation’s management is primarily responsible for the preparation, presentation, and integrity of the Corporation’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. As the Corporation’s independent registered public accounting firm, Crowe Horwath LLP is responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with generally accepted accounting standards and for expressing an opinion on the conformity of the audited financial statements to accounting principles generally accepted in the United States of America.

The Committee has reviewed and discussed with management the Corporation’s audited financial statements as of and for the year ended December 31, 2017. The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”).

The Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the rules of the PCAOB and the Committee has discussed with the independent registered public accounting firm that firm’s independence from the Corporation and its management. The Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Corporation is compatible with the auditor’s independence.

Based on the Committee’s reviews and discussions referred to above, the Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017 to be filed with the SEC.

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The Audit Committee is composed of Eric Halvorson, Chairman, Richard Riddle and James Keet Lewis.

AUDIT COMMITTEE

Eric Halvorson, Chairman
Richard Riddle
James Keet Lewis
March 14, 2018

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Class A and Class B common stock as of March 14, 2018 (unless otherwise indicated) by: (a) each person believed by us to be the beneficial owner of more than 5% of either class of the outstanding Class A or Class B common stock; (b) each Director; (c) each of the NEO’s; and (d) all Directors and NEO’s as a group.

	Class A Common Stock			Class B Common Stock			% Vote of All Classes of Common
Name and Address(1)	Number		% Vote(2)	Number		% Vote(2)	Stock(2)
Stuart W. Epperson	3,796,172	(3)	17.87%	2,776,848	(4)	50.00%	41.11%
Nancy A. Epperson	3,796,172	(3)	17.87%	2,776,848	(4)	50.00%	41.11%
Edward G. Atsinger III	4,541,939	(5)	21.38%	2,776,848	(5)	50.00%	42.08%
Edward C. Atsinger	1,093,078	(6)	5.15%	—		—	1.42%
Stuart W. Epperson Jr.	113,428	(7)	*	—		—	*
Roland S. Hinz	42,150	(8)	*	—		—	*
Richard A. Riddle	121,391	(9)	*	—		—	*
Jonathan Venverloh	54,500	(10)	*	—		—	*
James Keet Lewis	4,000	(11)	*	—		—	*
Eric Halvorson	9,800	(12)	*	—		—	*
David P. Santrella	101,946	(13)	*	—		—	*
David A.R. Evans	80,002	(14)	*	—		—	*
Evan Masyr	91,724	(15)	*	—		—	*
Christopher J. Henderson	95,382	(16)	*	—		—	*
All Directors and NEO’s as a group	10,145,512		47.75%	5,553,696		100.00%	85.54%
Gabelli Funds, LLC One Corporate Center Rye, NY 10580	1,629,700	(17)	7.67%	—		—	2.12%
Dimensional Fund Advisors, L.P. 6300 Bee Cave Road, Building One Austin, TX 78746	1,159,509	(18)	5.46%	—		—	1.51%

*	Less than 1%.
(1)	Except as otherwise indicated, the address for each person is c/o Salem Media Group, Inc., 4880 Santa Rosa Road, Camarillo, California 93012. Calculated pursuant to Rule 13d-3(d) under the Exchange Act, shares of Class A common stock not outstanding that are subject to options exercisable by the holder thereof within 60 days of March 15, 2017, are deemed outstanding for the purposes of calculating the number and percentage ownership by such stockholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other stockholder listed. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.
(2)	Percentage voting power is based upon 20,615,426 shares of Class A common stock and 5,553,696 shares of Class B common stock all of which were outstanding as of March 14, 2018, plus shares of Class A common stock that are subject to options exercisable by holders within 60 days of March 14, 2018 and the general voting power of one (1) vote for each share of Class A common stock and ten (10) votes for each share of Class B common stock.
(3)	Includes 1,012,520 shares of Class A common stock held by trusts of which Mr. and Mrs. Epperson are trustees and shares held directly by Mr. and Mrs. Epperson. As husband and wife, Mr. and Mrs. Epperson are each deemed to be the beneficial owner of shares held by the other and share voting and dispositive power; therefore, their combined beneficial ownership is shown in the table. Includes 121,250 shares of Class A common stock subject to options that are exercisable within 60 days.
(4)	These shares of Class B common stock are held directly by Mr. Epperson.
(5)	These shares of Class A and Class B common stock are held by trusts of which Mr. Atsinger is trustee. Includes 139,739 shares of Class A common stock subject to options that are exercisable within 60 days.

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(6)	Includes 1,090,078 shares of Class A common stock held in a trust for the benefit of Edward C. Atsinger, who is Edward G. Atsinger III’s son. Edward G. Atsinger III is the trustee of the trust and these shares are also included in the shares beneficially owned by Edward G. Atsinger III as reflected in this table. Also includes 3,000 shares of Class A common stock held by a trust for the benefit of Edward C. Atsinger. Edward C. Atsinger and his wife are trustees of the trust. These 3,000 shares are not included in shares beneficially owned by Edward G. Atsinger III as reflected in this table.
(7)	These shares of Class A common stock are held in custody for Mr. Epperson Jr.’s four (4) minor children.
(8)	Includes 1,411 shares held by Mr. Hinz’s wife. Mr. Hinz disclaims beneficial ownership of shares of Class A common stock held by his wife. Also includes 900 shares held by a trust for which Mr. Hinz is trustee and 19,500 shares of Class A common stock subject to stock options that are exercisable within 60 days.
(9)	Includes 19,500 shares of Class A common stock subject to stock options that are exercisable within 60 days.
(10)	2,000 shares of Class A common stock are held directly by Mr. Venverloh and 33,000 shares of Class A common stock are held by Jonathan and Mehridith Venverloh as trustees of the Ecclesiastes Trust 2004 U/A 11/19/04. Also includes 19,500 shares of Class A common stock subject to stock options that are exercisable within 60 days.
(11)	Includes 2,000 shares of Class A common stock subject to stock options that are exercisable within 60 days.
(12)	8,000 shares of Class A common stock are held directly by Mr. Halvorson in an IRA and 1,800 shares are held by a trust of which Mr. and Mr. Halvorson are trustees.
(13)	Includes 87,500 shares of Class A common stock subject to stock options that are exercisable within 60 days.
(14)	Includes 47,500 shares of Class A common stock subject to options that are exercisable within 60 days.
(15)	Includes 79,500 shares of Class A common stock subject to stock options that are exercisable within 60 days.
(16)	Includes 1,740 shares held in Mr. Henderson’s 401(k) plan and 93,642 shares of Class A common stock subject to stock options that are exercisable within 60 days.
(17)	The ownership of common stock is based on information obtained from the National Association of Securities Dealers Automated Quotations (“NASDAQ”) as of December 31, 2017.
(18)	This information is based on the Schedule 13G/A filed by Dimensional Fund Advisors, L.P. with the SEC on February 9, 2018.

35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Leases with Related Persons

As of March 29, 2018, Salem leased the studios and tower and antenna sites described in the table below from Edward G. Atsinger III, Chief Executive Officer and Director of Salem, and Stuart W. Epperson, Chairman of Salem’s Board of Directors. All of these leases have cost of living adjustments. Based upon management’s assessment and analysis of local market conditions for comparable properties, Salem believes that these leases have terms that do not vary materially from those that would have been available from unaffiliated parties.

Market	Station Call Letters	2017 Annual Rental(1)	2016 Annual Rental(2)	Expiration Date(3)
Leases with both Messrs. Atsinger and Epperson:
Boston, MA	WBIX-AM (4)	$100,715	$100,470	2022
Minneapolis-St. Paul, MN	KKMS-AM/KYCR-AM(5)	198,879	197,728	2036
Sacramento, CA	KFIA-AM(4)	126,088	124,919	2036
Los Angeles, CA	KTIE-AM(6)	32,792	32,126	2026
San Antonio, TX	KSLR-AM (Day site)(4)	51,550	48,840	2027
Dallas, TX	KLTY-FM (4)	38,767	36,921	2020
Houston-Galveston, TX	KNTH-AM(4)	50,508	50,348	2023
Houston-Galveston, TX	KTEK-AM(4)	50,656	48,243	2037
Philadelphia, PA	WFIL-AM/WNTP-AM(5)	213,251	212,576	2023
Phoenix, AZ	KPXQ-AM(4)	70,501	70,277	2023
Portland, OR	KPDQ-AM(4)	30,301	29,649	2023
Seattle—Tacoma, WA	KLFE-AM(4)	40,016	39,155	2023
Seattle—Tacoma, WA	KNTS-AM(4)	40,016	39,155	2023
San Antonio, TX	KSLR-AM (Night site)(4)	20,203	20,139	2023
San Francisco, CA	KFAX-AM(4)	241,316	240,552	2023
Denver-Boulder, CO	KNUS-AM(4)	42,945	38,993	2036
Orlando, FL	WTLN-AM(4)	80,004	80,004	2045
St. Louis, MO	KXFN-AM (Night site)(4)	30,450	15,000	2036

Subtotal		$1,458,958	$1,425,095

Lease with Mr. Atsinger:
San Diego, CA	KPRZ-AM(4)	191,062	185,497	2028

Total		$1,650,020	$1,610,592

(1)	Annual rent calculated as of December 31, 2017.
(2)	Annual rent calculated as of December 31, 2016.
(3)	The expiration date reported for certain facilities represents the expiration date assuming exercise of all lease term extensions at our option.
(4)	Antenna/Tower Site.
(5)	Antenna/Tower/Studio Site.
(6)	Office/Studio Site.

Rental expense paid by Salem to Messrs. Atsinger and Epperson or trusts or partnerships created for the benefit of their families for 2017 amounted to approximately $1.5 million. Rental expense paid by Salem to Mr. Atsinger or trusts created for the benefit of his family for 2017 amounted to approximately $0.2 million. Rental expense paid by Salem to Messrs. Atsinger and Epperson or trusts or partnerships created for the benefit of their families for 2016 amounted to approximately $1.5 million. Rental expense paid by Salem to Mr. Atsinger or trusts created for the benefit of his family for 2016 amounted to approximately $0.2 million.

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Purchase of WSPZ(AM)

On November 22, 2017, Salem Media of Virginia, Inc., a subsidiary of the Company, purchased radio station WSPZ(AM) (now WWRC(AM)) from AM570, LLC, an entity in which Edward G. Atsinger III, Chief Executive Officer, and four (4) children of Stuart W. Epperson, Chairman of the Board, are members, The purchase price for the radio station was $620,000. We began programming the station within the Washington DC market as of September 15, 2017 under a related party Local Marketing Agreement (“LMA”) with AM570, LLC. We assumed the lease agreement for the land, tower and broadcasting equipment of WSPZ(AM) (now WWRC-AM) as of the closing date of the purchase. We paid no LMA fees for the station but did reimburse AM570, LLC for operating expenses due under the LMA agreement.

Local Marketing Agreement with East Bay Broadcasting, LLC

In 2016, Edward G. Atsinger III, Chief Executive Officer and Director of Salem, and Stuart W. Epperson, Chairman of Salem’s Board of Directors, formed East Bay Broadcasting, LLC (“East Bay”) to acquire radio station KTRB(AM) in San Francisco, CA (FCC ID: 66246). East Bay entered into a Local Marketing Agreement (“LMA”) with New Inspiration Broadcasting Company, Inc. (“New Inspiration”), a subsidiary of Salem, on December 15, 2016. The LMA has a term of six (6) years and a monthly payment of $25,000 for the first year, $26,500 for the second year, $28,000 for the third year, $29,500 for the fourth year, $31,000 for the fifth year and $32,500 for the sixth and final year of the LMA. Under the LMA, New Inspiration will also reimburse East Bay for all reasonable out of pocket costs associated with or arising out of the operation of the station.

Payments to Delmarva Educational Association Corporation

During the year ended December 31, 2017, we paid approximately $21,000 to Delmarva Educational Association Corporation, a related party entity for which Nancy A. Epperson, the wife of the Chairman of the Board, and Stuart W. Epperson Jr., the son of the Chairman of the Board, serve as directors. The payments represented commissions due to Delmarva under a revenue sharing promotion.

Radio Stations Owned by the Eppersons

During 2015, 2016 and 2017, Nancy A. Epperson, the wife of the Chairman of the Board, Stuart W. Epperson and mother of Board member Stuart W. Epperson Jr., served as an officer, director and stockholder of several radio broadcasting entities as follows:

•	Secretary, Treasurer, and a Director of Truth Broadcasting Corporation, licensee of: KTIA-FM, Huxley, Iowa; KUTR(AM), Taylorsville, Utah; WCRU(AM), Dallas, North Carolina; WDRU(AM), Creedmoor, North Carolina; WKEW(AM), Greensboro, North Carolina; WPOL(AM), Winston-Salem, North Carolina; WSMX(AM), Winston-Salem, North Carolina; WFMO(AM), Fairmont, North Carolina; WSTS(FM), Fairmont, North Carolina; and WTRU(AM), Kernersville, North Carolina.

•	President, a Director and 100% stockholder of Chesapeake-Portsmouth Broadcasting Corporation, licensee of: WBOB(AM), Jacksonville, Florida; WHKT(AM), Portsmouth, Virginia; WLES(AM), Bon Air, Virginia; WCPK(AM), Chesapeake, Virginia; WPMH(AM), Portsmouth, Virginia; WTJZ(AM), Newport News, Virginia; WMUV-AM, Brunswick, Georgia; and WSOS-FM, Fruit Cove, Florida.

•	President and a Director of Delmarva Educational Association, licensee of: WAYL-FM, St. Augustine, Florida; WCRJ(FM), Jacksonville, Florida; WTRJ-FM, Orange Park, Florida; WWIP(FM), Cheriton, Virginia; WATY(FM), Folkston, Virginia; WNTW(AM), Chester, Virginia; WONA(AM), Richmond, Virginia; WZEZ(AM), Goochland, Virginia; and WZNZ(AM), Atlantic Beach, Florida, licensed to Queen of Peace Radio, Inc. programmed by DEA under a Time Brokerage Agreement.

During 2015, 2016 and 2017, Director Stuart W. Epperson Jr., the son of the Chairman of the Board, Stuart W. Epperson, served as the following:

•	CEO, President and 100% stockholder of Truth Broadcasting Corporation, licensee of: KTIA-FM, Huxley, Iowa; KUTR(AM), Taylorsville, Utah; WCRU(AM), Dallas, North Carolina; WDRU(AM), Creedmoor, North Carolina; WKEW(AM), Greensboro, North Carolina; WPOL(AM), Winston-Salem, North Carolina; WSMX(AM), Winston-Salem, North Carolina; WFMO(AM), Fairmont, North Carolina; WSTS(FM), Fairmont, North Carolina; and WTRU(AM), Kernersville, North Carolina.

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•	Director of Chesapeake-Portsmouth Broadcasting Corporation, licensee of: WBOB(AM), Jacksonville, Florida; WHKT(AM), Portsmouth, Virginia; WLES(AM), Bon Air, Virginia; WCPK(AM), Chesapeake, Virginia; WPMH(AM), Portsmouth, Virginia; WTJZ(AM), Newport News, Virginia; WMUV-AM, Brunswick, Georgia; and WSOS-FM, Fruit Cove, Florida.

•	Director of Delmarva Educational Association, licensee of: WAYL-FM, St. Augustine, Florida; WCRJ(FM), Jacksonville, Florida; WTRJ-FM, Orange Park, Florida; WWIP(FM), Cheriton, Virginia; WATY(FM), Folkston, Virginia; WNTW(AM), Chester, Virginia; WONA(AM), Richmond, Virginia; WZEZ(AM), Goochland, Virginia; and WZNZ(AM), Atlantic Beach, Florida, licensed to Queen of Peace Radio, Inc. programmed by DEA under a Time Brokerage Agreement.

The markets in which these radio stations are located are not currently served by stations we own and operate. Under his employment agreement, Chairman of the Board, Mr. Epperson, is required to offer us a right of first refusal of opportunities related to our business.

Radio Stations Owned by Mr. Hinz

During 2015, 2016, and 2017, Mr. Hinz, a Salem Director, through Hi-Favor Broadcasting, LLC, has and continues to operate the following radio stations in Southern California: (a) KLTX-AM, Long Beach, California, and KEZY-AM, San Bernardino, California (which were acquired from us in August 2000 and December 2001, respectively); and (b) KSDO-AM, San Diego, California. Additionally, through the Association for Community Education, Inc., Mr. Hinz has and continues to operate KDRH-AM, King City, California; KEYQ-AM, Fresno, California; KGZO-AM, Shafter, California; and KMRO-AM, Camarillo, California. These radio stations are formatted in Christian Teaching and Talk programming in the Spanish language.

Know the Truth – Mr. Riddle and Mr. Lewis

Know the Truth is a non-profit organization that is a customer of Salem. During 2017, 2016 and 2015, Know the Truth paid us approximately $1.2 million, $0.4 million, and $0.4 million, respectively, for airtime on its stations. Salem had receivable balances of $0.7 million and $0.2 million related to these sales at December 31, 2017 and 2016, respectively. Mr. Riddle joined the Know the Truth board in 2010 and Mr. Lewis joined the Know the Truth board in 2016 and each remains a member of this board.

Truth for Life – Mr. Riddle

Truth for Life is a non-profit organization that is a customer of Salem. During 2017, 2016 and 2015, Truth for Life paid us approximately $2.1 million, $2.2 million and $2.2 million, respectively, for airtime on its stations. Salem had receivable balances of approximately $3,000 and $4,000 related to these sales at December 31, 2017 and 2016, respectively. Mr. Riddle joined the Truth for Life board in 2010 and remains a member of this board.

Split-Dollar Life Insurance

We have maintained split-dollar life insurance policies for its Chairman and Chief Executive Officer since 1997. Since 2003, we have been the owner of the split-dollar life insurance policies and are entitled to recover all of the premiums paid on these policies. We record an asset based on the lower of the aggregate premiums paid or the insurance cash surrender value. The premiums were $386,000 for each of the years ended December 31, 2017, 2016 and 2015. As of December 31, 2017, 2016, and 2015, we recorded the net cash surrender value of these policies as assets of $1.4 million, $1.0 million and $0.6 million, respectively. The cumulative premiums paid on these policies as of December 31, 2017, 2016, and 2015 were $2.8 million, $2.6 million and $2.5 million, respectively. Benefits above and beyond the cumulative premiums paid will go to the beneficiary trusts established by each of the Chairman and Chief Executive Officer.

Transportation Services Supplied by Atsinger Aviation

From time to time, we rent aircraft from a company owned by Edward G. Atsinger III, Chief Executive Officer and Director of Salem. As approved by the independent members of the company’s Board of Directors, we rent these aircraft on an hourly basis at what we believe are market rates and use them for general corporate needs. Total rental expense for these aircraft for 2017, 2016 and 2015 amounted to approximately $217,000, $301,000 and $133,000, respectively.

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THE COMPANY’S RELATIONSHIP WITH ITS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Principal Accountant Fees and Services

The following table summarizes the fees billed by the Company’s current registered public accounting firm, Crowe Horwath LLP (“Crowe”), for professional services rendered during fiscal years 2017 and 2016:

	December 31, 2017		December 31, 2016
Annual Audit Fees (1)		$588,525	$268,750
Audit-Related Fees (2)		$23,000	$22,000
Tax Fees(3)	$		$72,768
All Other Fees		$144,938	$16,636
Total Fees For Services(3)		$756,463	$380,154

(1)	Annual audit fees for the audit of the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the review of the interim condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q.
(2)	Audit-related fees are the fees for the financial statement audit of the Company’s 401(k) Plan.
(3)	Tax fees are fees related to accounting, reporting and internal control evaluation of the third quarter tax valuation allowance adjustment.
(4)	None of the fees listed in the table above were approved by the Audit Committee in reliance on a waiver from pre-approval under paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

The following table summarizes the fees billed by SingerLewak LLP (“Singer”), the Company’s previous independent registered public accounting firm, for professional services rendered during fiscal year 2016:

December 31, 2016
Audit Fees	$270,002
Audit-Related Fees	$—
Tax Fees	$—
All Other Fees	$27,901
Total Fees For Services(1)	$297,903

(1)	None of the fees listed in the table above were approved by the Audit Committee in reliance on a waiver from pre-approval under paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

Audit Committee’s Pre-Approval Policies and Procedures

In accordance with the Audit Committee’s pre-approval policies and procedures and the requirements of applicable law, all services to be provided by Crowe are pre-approved by the Audit Committee. Pre-approval includes audit services, audit-related services and other permissible non-audit services. Pre-approval is generally provided by the full Audit Committee for up to a year and is detailed as to the particular defined tasks or scope of work and is subject to a specific budget. In some cases, the Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve additional services, and any such pre-approvals granted by the Chairman must then be communicated to the full Audit Committee at or prior to the next scheduled Audit Committee meeting. When assessing whether it is appropriate to engage the independent registered public accounting firm to perform a service, the Audit Committee considers, among other things, whether these services are consistent with the independent registered public accounting firm’s independence and whether these services constitute prohibited non-audit functions under Section 201 of the Sarbanes-Oxley Act of 2002. The Audit Committee considered the provision of the services listed in the table above by Crowe and determined that the provision of such services was compatible with maintaining the independence of Crowe.

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PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will be asked to vote on the election of nine (9) Directors. Two (2) nominees are nominated as “Independent Directors” whom the holders of Class A common stock are entitled to elect, as a class, exclusive of all holders of Class B common stock, pursuant to the Amended and Restated Certificate of Incorporation. Roland S. Hinz and Richard A. Riddle have been nominated as the Independent Directors. The nominees for the Independent Director seats receiving a majority of the votes of the shares of Class A common stock presented in person or represented by proxy and entitled to vote on the election of the Independent Directors will be elected the Independent Directors. The nominees for the remaining Board seats receiving a majority of the votes of the shares of Class A common stock and Class B common stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be elected Directors of the Company. All Directors elected at the Annual Meeting will be elected to a one (1) year term and will serve until the annual meeting of stockholders to be held in the year 2018 or until their respective successors have been duly elected and qualified.

Set forth below are the names of persons nominated by our Board of Directors for election as Directors at the Annual Meeting:

Stuart	W. Epperson
Edward	G. Atsinger III
Roland	S. Hinz
Richard	A. Riddle
Jonathan	Venverloh
James	Keet Lewis
Eric	H. Halvorson
Edward	C. Atsinger
Stuart	W. Epperson Jr.

For a description of the nominees’ principal occupation and business experience during the last five (5) years and present directorships, please see the section of this Proxy Statement entitled “THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS—Board of Directors” above.

We have been advised by each nominee named in this Proxy Statement that he is willing to be named as such herein and is willing to serve as a Director if elected. However, if any of the nominees should be unable to serve as a Director, the enclosed proxy, if executed and returned, will be voted in favor of the remainder of those nominees not opposed by the stockholder on the proxy and may be voted for a substitute nominee selected by the Board of Directors.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the Class A shares present in person or represented by proxy and entitled to vote on the election of the Independent Directors, at which a quorum representing a majority of the voting power of all outstanding shares of Class A common stock and Class B common stock is present and entitled to vote, is required to approve the election of the nominees for the Independent Director seats. The affirmative vote of a majority of the Class A and Class B shares present in person or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum representing a majority of the voting power of all outstanding shares of Class A common stock and Class B common stock is present and entitled to vote, is required to approve the election of the nominees for the remaining Board seats. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 1.

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PROPOSAL 2

PROPOSAL TO RATIFY THE APPOINTMENT OF

CROWE HORWATH LLP AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee1 has selected Crowe Horwath LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Crowe Horwath LLP has served as our independent auditor since May 2016. A representative of Crowe Horwath LLP is expected to attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Reasons for the Proposal

Selection of our independent registered public accounting firm is not required to be submitted for stockholder approval. Nonetheless, the Board of Directors is seeking ratification of the selection of Crowe Horwath LLP as a matter of further involving our stockholders in its corporate affairs. If the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of Crowe Horwath LLP and will either continue to retain this firm or appoint new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that this change would be in the best interests of the Company and its stockholders.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum representing a majority of the voting power of all outstanding shares of Class A common stock and Class B common stock is present and entitled to vote, is required to approve Proposal 2. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 2.

1 Under Exchange Act Rule 10A-3, which is also reflected in the Audit Committee charter, the Audit Committee must select and retain the independent registered public accounting firm.

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STOCKHOLDERS’ PROPOSALS FOR 2019 PROXY STATEMENT

Any of our stockholders wishing to have a proposal considered for inclusion in our proxy solicitation materials relating to our 2019 Annual Meeting of Stockholders must, in addition to other applicable requirements, give notice of the proposal in writing to the Secretary at its principal executive offices and the notice must be received on or before November 29, 2018. The proposal may be included in next year’s proxy statement if it complies with certain rules and regulations promulgated by the SEC. Proposals must be submitted in accordance with our Bylaws and comply with SEC regulations promulgated pursuant to Rule 14a-8 of the Exchange Act.

OTHER MATTERS

At the time of preparation of this Proxy Statement, the Board of Directors of the Company was not aware of any other matters to be brought before the Annual Meeting. No eligible stockholder had submitted notice of any proposal ninety (90) days before the date of the anniversary of last year’s annual meeting. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.

If a stockholder desires to have a proposal presented at our annual meeting of stockholders in 2019 and the proposal is not intended to be included in our related 2019 proxy solicitation materials, the stockholder must give us advance in accordance with our Bylaws. Pursuant to our Bylaws, only such business shall be conducted, and only such proposals shall be acted upon at an annual meeting of stockholders as are properly brought before the annual meeting. For business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must first be given to the Secretary. To be timely, a stockholder’s written notice must be delivered to the Secretary at the Company’s principal executive offices not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, then notice of the stockholder proposal must be delivered to the Secretary not earlier than the 120th day nor later than the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. If the proposal is for a nominee for Director, the stockholder’s notice must set forth with respect to such Director nominee all of the information relating to that person that is required to be disclosed in solicitations for elections of Directors under the rules of the SEC; for any stockholder proposal, the notice must comply with Section 2.2 of Article II of our Bylaws (a copy of which is available upon request to the Secretary), which section requires that the notice contain a brief description of the proposal and the reasons for conducting the business at the annual meeting, the name and address, as they appear on our books, of the stockholder making the proposal, the number of shares of Class A common stock and Class B common stock beneficially owned by the stockholder and any material interest of the stockholder in such proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder and applicable requirements of NASDAQ, officers and Directors of the Company and persons who beneficially own more ten percent (10%) of our common stock are required to: (a) report their initial ownership and change in ownership with respect to all equity securities of the Company; and (b) furnish those reports to the Company.

Based solely on its review of the copies of such reports received by it during or with respect to the year ended December 31, 2017, we believe that our officers, Directors and more than ten (10) percent stockholders complied with all Section 16(a) filing requirements applicable to those individuals.

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ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2017 including audited financial statements, is being made available to stockholders along with these proxy materials, but this Annual Report is not incorporated herein and is not deemed to be a part of this Proxy Statement. Our Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC is available to stockholders via our website (http://salemmedia.com) or in printed form (without exhibits) without charge on written request to us. Exhibits to the Annual Report on Form 10-K may be obtained in printed form from us upon payment of our reasonable expenses to furnish such exhibits. To obtain any of these materials, contact Christopher J. Henderson, Secretary, Salem Media Group, Inc., 4880 Santa Rosa Road, Camarillo, California 93012.

By order of the Board of Directors,

CHRISTOPHER J. HENDERSON
Secretary

Camarillo, California

March 29, 2018

PLEASE VOTE YOUR SHARES ONLINE, BY TELEPHONE OR BY SIGNING, DATING AND

RETURNING THE ENCLOSED PROXY CARD TODAY.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

If you have any questions, or have any difficulty voting your shares, please telephone Christopher J. Henderson of Salem at (805) 987-0400.

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SALEM MEDIA GROUP, INC. ATTN: MALLORIE KLEMENS 4880 SANTA ROSA ROAD CAMARILLO, CA 93012 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E40560-P01519 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SALEM MEDIA GROUP, INC. The BOARD OF DIRECTORS recommends a vote "FOR" Proposal 1. 1. To elect nine (9) members to the Board of Directors of Salem: †The holders of Salem's Class A common stock are entitled to vote on the election of the two additional nominees as independent directors, Messrs. Hinz and Riddle. Nominees: For Against Abstain 1a. Stuart W. Epperson 1b. Edward G. Atsinger III 1c. Roland Hinz† 1d. Richard Riddle† 1e. Jonathan Venverloh 1f. J. Keet Lewis 1g. Eric H. Halvorson 1h. Edward C. Atsinger 1i. Stuart W. Epperson Jr. For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date The BOARD OF DIRECTORS recommends a vote "FOR" For Against Abstain Proposal 2. 2. Proposal to ratify the appointment of Crowe Horwath LLP as Salem's independent registered public accounting firm. At their discretion, the proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any adjournment thereof. Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E40561-P01519 SALEM MEDIA GROUP, INC. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 9, 2018 Solicited on Behalf of the Board of Directors The undersigned hereby authorizes Edward G. Atsinger III and Christopher J. Henderson, and each of them individually, with power of substitution, to vote and otherwise represent all of the shares of Class A common stock of Salem Media Group, Inc. ("Salem"), held of record by the undersigned, at the Annual Meeting of Stockholders of Salem to be held at Salem's corporate office, 4880 Santa Rosa Road, Camarillo, California 93012, on Wednesday, May 9, 2018, at 9:30 a.m. PDT, and any postponement(s) or adjournment(s) thereof, as indicated on the reverse side hereof. The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated, in each case, March 29, 2018. All other proxies heretofore given by the undersigned to vote shares of Salem's Class A common stock are expressly revoked. The shares represented by this proxy will be voted as described on the reverse hereof by the stockholder. If no instructions are provided for Proposal 1 or Proposal 2, the shares will not be voted for the proposal. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued, and to be signed and dated on the reverse side.)

SALEM MEDIA GROUP, INC. ATTN: MALLORIE KLEMENS 4880 SANTA ROSA ROAD CAMARILLO, CA 93012 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E40562-P01519 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SALEM MEDIA GROUP, INC. The BOARD OF DIRECTORS recommends a vote "FOR" Proposal 1. 1. To elect seven (7) members to the Board of Directors of Salem: Nominees: For Against Abstain 1a. Stuart W. Epperson 1b. Edward G. Atsinger III 1c. Jonathan Venverloh 1d. J. Keet Lewis 1e. Eric H. Halvorson 1f. Edward C. Atsinger 1g. Stuart W. Epperson Jr. For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date The BOARD OF DIRECTORS recommends a vote "FOR" For Against Abstain Proposal 2. 2. Proposal to ratify the appointment of Crowe Horwath LLP as Salem's independent registered public accounting firm. At their discretion, the proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any adjournment thereof. Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E40563-P01519 SALEM MEDIA GROUP, INC. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 9, 2018 Solicited on Behalf of the Board of Directors The undersigned hereby authorizes Edward G. Atsinger III and Christopher J. Henderson, and each of them individually, with power of substitution, to vote and otherwise represent all of the shares of Class B common stock of Salem Media Group, Inc. ("Salem"), held of record by the undersigned, at the Annual Meeting of Stockholders of Salem to be held at Salem's corporate office, 4880 Santa Rosa Road, Camarillo, California 93012, on Wednesday, May 9, 2018, at 9:30 a.m. PDT, and any postponement(s) or adjournment(s) thereof, as indicated on the reverse side hereof. The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated, in each case, March 29, 2018. All other proxies heretofore given by the undersigned to vote shares of Salem's Class B common stock are expressly revoked. The shares represented by this proxy will be voted as described on the reverse hereof by the stockholder. If no instructions are provided for Proposal 1 or Proposal 2, the shares will not be voted for the proposal. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued, and to be signed and dated on the reverse side.)

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 9, 2018. SALEM MEDIA GROUP, INC. SALEM MEDIA GROUP, INC. ATTN: MALLORIE KLEMENS 4880 SANTA ROSA ROAD CAMARILLO, CA 93012 E40564-P01519 Meeting Information Meeting Type: Annual Meeting For holders as of: March 14, 2018 Date: May 9, 2018 Time: 9:30 a.m. PDT Location: Salem Media Group, Inc. 4880 Santa Rosa Road Camarillo, CA 93012 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT FORM 10-K How to View Online: Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrowXXXX XXXX XXXX XXXX (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 25, 2018 to facilitate timely delivery. How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. E40565-P01519

Voting Items The BOARD OF DIRECTORS recommends a vote "FOR" Proposal 1. 1. To elect nine (9) members to the Board of Directors of Salem: †The holders of Salem's Class A common stock are entitled to vote on the election of the two additional nominees as independent directors, Messrs. Hinz and Riddle. Nominees: 1a. Stuart W. Epperson 1b. Edward G. Atsinger III 1c. Roland Hinz† 1d. Richard Riddle† 1e. Jonathan Venverloh 1f. J. Keet Lewis 1g. Eric H. Halvorson 1h. Edward C. Atsinger 1i. Stuart W. Epperson Jr. E40566-P01519 The BOARD OF DIRECTORS recommends a vote "FOR" Proposal 2. 2. Proposal to ratify the appointment of Crowe Horwath LLP as Salem's independent registered public accounting firm. At their discretion, the proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any adjournment thereof.

Voting Items The BOARD OF DIRECTORS recommends a vote "FOR" Proposal 1. 1. To elect seven (7) members to the Board of Directors of Salem: Nominees: 1a. Stuart W. Epperson 1b. Edward G. Atsinger III 1c. Jonathan Venverloh 1d. J. Keet Lewis 1e. Eric H. Halvorson 1f. Edward C. Atsinger 1g. Stuart W. Epperson Jr. E40567-P01519 The BOARD OF DIRECTORS recommends a vote "FOR" Proposal 2. 2. Proposal to ratify the appointment of Crowe Horwath LLP as Salem's independent registered public accounting firm. At their discretion, the proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any adjournment thereof.

E40568-P01519